AGREEMENT OF LEASE made as of this ____ day of June, 1993, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an office at RiverPark, 800 Connecticut Avenue, Norwalk, Connecticut 06905 (hereinafter referred to as "Landlord") and OXFORD HEALTH PLANS, INC., a Delaware corporation having an address at P.O. Box 4033, Darien, Connecticut 06820 1433 (hereinafter referred to as Tenant").

                               W I T N E S S E T H

      Landlord and Tenant hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant and agree as follows:

                                    ARTICLE 1

                             PREMISES, TERM AND RENT

      1.1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to any ground leases and/or underlying leases and/or mortgages as hereinafter provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, in the building (hereinafter referred to as the "Building") situate on the land (hereinafter referred to as the "Land") located in the City of Norwalk and Town of Darien, County of Fairfield, State of Connecticut and as more particularly described in Exhibit A annexed hereto and made a part hereof, and also commonly known as the RiverPark Office Project, the following space: a portion of the First (1st) Floor West, portions of the First (1st) and Second (2nd} Floors North and the entire Second
(2nd), Third (3rd) and Fourth (4th) Floors West and the Fourth (4th) Floor North (hereinafter referred to as the "demised premises") all as shown hatched on the plans annexed hereto as Exhibit B; for a term to commence on July 1, 1993 (hereinafter referred to as the "Commencement Date") and end on February 28, 2001 (hereinafter referred to as the "Expiration Date") or until such term shall sooner cease and terminate as hereinafter provided.

      1.2. Tenant shall pay to Landlord a fixed annual rent (hereinafter referred to as "fixed annual rent") as follows:

            (i) $127,635.42 per month during the period commencing on the Commencement Date and ending on August 31, 1993;

            (ii) $2,189,782.50 per annum during the period commencing on September 1, 1993 and ending on February 29, 1996;

            (iii) $2,800,432.50 per annum during the period commencing on March 1, 1996 and ending on February 28, 1999;

            (iv) $2,960,171.50 per annum during the period commencing on March 1, 1999 and ending on February 2000; and

            (v) $3,119,910.50 per annum during the period commencing on March 1, 2000 and ending on February 28, 2001.

Each of the amounts provided in clauses (ii) (v) above shall be increased by $48,164.40 (hereinafter called the "Exercise Facility Rent")

      Tenant agrees to pay the fixed annual rent in lawful money of the United States of America, in equal monthly installments in advance on the first day of each calendar month during said term, at the office of Landlord or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rent as specifically set forth in Articles 13 and 14 hereof. The first full month installment of fixed annual rent due under this Lease shall be paid by Tenant upon the execution of this Lease. Should the obligation to pay fixed annual rent commence on any day other than on the first day of a month, then the fixed annual rent for such month shall be prorated on a per diem basis and the balance of the first month's installment of fixed annual rent theretofore paid shall be credited against the next monthly installment of fixed annual rent.

      1.3. Tenant shall pay the fixed annual rent and additional rent as above and as hereinafter provided, by good and sufficient check (subject to collection) drawn on a bank whose checks clear within three (3) Business Days of deposit by Landlord. All sums other than fixed annual rent payable by Tenant hereunder shall be deemed additional rent (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed annual rent), and shall be payable twenty (20) days after demand, unless other payment dates are hereinafter provided.

      1.4. (a) If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of seven (7) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof and such interest shall be deemed additional rent.

                  (b) If Landlord shall fail to pay when due any amount which is uncontested and due to Tenant hereunder for a period of seven (7) days after Tenant shall give Landlord a notice thereof, Landlord shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date immediately following such period to the date of the payment thereof.

      1.5. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and
(b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                                    ARTICLE 2

                       PREPARATION OF THE DEMISED PREMISES

      2.1. Tenant shall accept the demised premises as is" on the Commencement Date and Landlord shall not be required to perform any work, install any fixtures or equipment or render any services to make the Building or the demised premises ready or suitable for Tenant's use or occupancy. All other installations, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the demised premises for Tenant's occupancy shall be at Tenant's expense.

                                    ARTICLE 3

                                 Tax escalation

      3.1. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with the provisions of this Article.

      3.2. Definitions: For the purpose of this Article, the following definitions shall apply:

            (a) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes by the City of Norwalk, Connecticut.

            (b) The term "The Building Project" shall mean the parcel of land set forth in Exhibit A of this Lease, on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon

      (including without limitation, the office building and parking areas erected thereon).

            (c) The term "Comparative Year" shall mean the Tax Year commencing on the July 1st immediately preceding the Commencement Date and each subsequent Tax Year. If the present use of July 1 to June 30 Tax Year shall hereafter be changed, then such changed Tax Year shall be used with appropriate adjustment for the transition.

            (d) The term "Taxes" shall mean the total of all real estate and other taxes and special, general, extraordinary or other assessments, sewer rents, water charges, occupancy taxes and other taxes or charges of any kind or nature levied, assessed, imposed or attributable at any time by the City of Norwalk, the Town of Darien or any other governmental authority (including without limitation any town, city, district, county, school district or public transportation authority) upon or against The Building Project, and also any tax, assessment, or charge, levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from The Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes, assessments or charges, or additions or increases thereof. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against owners and lessors of real property (as opposed to a tax or imposition of general application) and the same shall be levied against Landlord in substitution in whole or in part for the Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Taxes" for the purposes hereof. If, by law, any assessment shall be payable in installments, then, for the purposes hereof (i) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (ii) there shall be included in Taxes, for each Comparative Year in which such installments may be paid, the installments of such assessment so becoming payable during such Comparative Year (assuming no installment shall be paid until the latest date the same may be made without imposition of a penalty), together with interest payable during such Comparative Year. Except as provided above, there shall be excluded from Taxes all municipal, state and federal income taxes assessed against Landlord; corporate franchise taxes imposed against any corporate owner of The Building Project; any municipal, state or federal estate, succession, inheritance or wealth transfer taxes of Landlord. Taxes shall also exclude any interest and/or penalties on delinquent payment of Taxes by Landlord; any increases in Taxes which can be directly attributed to improvements made to space in the Building which has been previously improved for occupancy (including without limitation the demised premises), by reference to the notes of the applicable tax assessor; any taxes that are allocable to the construction of additional floors to the Building or additional structures on the Building Project which increase the rentable square feet available to Landlord in The Building Project for leasing.

            (e) The term "Tax Base Factor" shall mean an amount equal to the Taxes for the twelve (12) month period commencing September 1, 1993. To the extent that the period for which the Tax Base Factor is to be calculated does not correspond with the fiscal year for real estate taxes of the jurisdiction to which the same are paid, the Tax Base Factor shall be calculated using a weighted average of the Taxes for the fiscal years in which such twelve (12) month period occurs (e.g., if the period upon which the Tax Base Factor is based includes ten (10) months of one fiscal year and two (2) months of another fiscal year, the Tax Base Factor shall include 10/12th of the Taxes of the former and 2/12th of the Taxes of the latter).

            (f) The term "The Percentage," for purposes of computing tax escalation pursuant to this Article, shall mean 40.83 (4O.83%) percent. The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the rentable square foot area of the office building comprising a part of The Building Project. The parties agree that the rentable square foot area of the demised premises shall be deemed to be 164,739 square feet and that the total rentable square foot area of the office building comprising a part of The Building Project shall be deemed to be 403,437 square feet.

            (g) The term "Tax Escalation Statement" shall mean a written statement (i) setting forth the amount payable by Tenant or Landlord as the case may be, for a specified Comparative Year pursuant to this Article, (ii) providing such detail as may be necessary to verify the basis for the calculation and inclusion of each component of such amount, and (iii) accompanied by copies of the tax bills from the taxing authorities with respect to The Building Project for the then applicable Tax Year(s).

      3.3. (a) In the event that the Taxes payable for any Comparative Year shall exceed the Tax Base Factor, Tenant shall pay tax escalation to Landlord, as additional rent for such Comparative Year, in an amount equal to The Percentage of the excess (such amount being sometimes hereinafter called the "Tax Escalation Payment"), subject to the provisions of Section 3.12 hereof. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a Tax Escalation Statement of the Taxes payable for such Comparative Year. If 2)> the Taxes payable for such Comparative Year exceed the Tax Base Factor, additional rent for such Comparative Year in an amount1 equal to The Percentage of the excess shall be due from Tenant to Landlord in two equal installments, on June 1 preceding such Comparative Year and December 1 of such Comparative Year. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, or on any other date or dates than as presently required (Taxes are currently due on July 1 and January 1 of each Comparative Year), then at Landlord's option, the Tax Escalation Payments shall be correspondingly accelerated or revised so that said Tax Escalation Payments are due 30 days prior to the date payments are due (to the taxing authorities or the superior mortgagee). The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. If a Tax Escalation Statement is furnished to Tenant after the commencement of the Comparative Year in respect of which such Tax Escalation Statement is rendered, Tenant shall, within twenty (20) days thereafter pay to Landlord an amount equal to those installments of the total Tax Escalation Payment payable as provided in this subsection 3.03(a) during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished.

            (b) Landlord shall be entitled to estimate the Taxes payable with respect to any Tax Year in order to make the computation described in subsection 3.03(a) above. Any excess amount paid by Tenant or any deficiency owed by Tenant based upon such estimate shall be repaid by Landlord or paid by Tenant, as the case may be, with interest thereon at the Interest Rate computed from the date owed to the payment or repayment thereof.

            (c) Tenant shall also pay to Landlord, as additional rent, the entire amount of increases in Taxes directly allocable to improvements made to the demised premises after the same has been initially improved for occupancy to the extent such increases can be attributed by reference to the notes of the tax assessor to such improvements. Payments by Tenant under this subsection 3.03(c) shall be made as and when Tenant's Tax Escalation Payment is due and payable to Landlord under subsection 3.03(a) hereof.

      3.4. If, after Tenant shall have made a payment of additional rent under this Article, the Taxes payable for any Comparative Year on which such payment of additional rent shall have been based shall be changed, then the amount payable for that Comparative Year shall be revised to reflect such change and appropriate adjustments promptly made between Landlord and Tenant. If, after Tenant shall have made a payment of additional rent under this Article, Landlord shall receive a refund of any portion of the Taxes payable for any Comparative Year on which such payment of additional rent shall have been based, as a result of a reduction of such Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within forty five (45) days after receiving the refund pay to Tenant and/or credit against the installment(s) of fixed annual rent and additional rent becoming due during such forty five (45) day period The Percentage of the net refund, i.e., the amount of the refund less the reasonable or customary expenses, including payments to attorneys, appraisers and other experts, incurred by Landlord in connection with such refund. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building.

      3.5. The Tax Escalation Statements to be furnished by Landlord as provided in this Article shall constitute a final determination as between Landlord and Tenant of the Tax Escalation Payment for the periods represented thereby unless Tenant shall, within ninety (90) days after they are furnished, give a notice to Landlord that it disputes their accuracy or their appropriateness which notice shall specify the particular respects in which the Tax Escalation Statement is inaccurate or inappropriate. Pending the resolution of such dispute, Tenant shall pay additional rent to Landlord in accordance with the Tax Escalation Statement furnished by Landlord. Any amounts finally determined in connection with such a dispute to be owed to Landlord or Tenant as the case may be shall be paid by the applicable party to the other together with interest thereon at the Interest Rate computed from the date owed to the payment thereof.

      3.6. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

      3.7. If the Commencement Date is not the first day of a Comparative Year, then the additional rent due hereunder for such Comparative Year shall be a proportionate share of the additional rent for the entire Comparative Year, said proportionate share to be based upon the length of time that the term of this Lease shall have been in existence during such Comparative Year. Upon the date of any expiration or termination of this Lease, (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. Such proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent due from Tenant, as aforesaid, and Landlord and Tenant shall thereupon make' appropriate adjustments of amounts then owing.

      3.8. Landlord's and Tenant's obligation to make the adjustments referred to in Section 3.07 hereof above shall survive any expiration or termination of this Lease. After the termination of the Lease, the final adjustment for Tax Escalation pursuant to this Article 3 shall be made as soon as practicable, and if Landlord retains any moneys of Tenant due to excess payments made by Tenant hereunder, such excess moneys shall be promptly refunded to Tenant after such final adjustment has been made with interest thereon if and to the extent that
Section 1.04(b) hereof is applicable thereto.

      3.9. Any delay or failure of Landlord to bill any Tax Escalation Payment as provided in this Article 3 shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to make such Tax Escalation Payment, unless such delay or failure shall continue for more than two (2) years after the end of the Comparative Year in which such Tax Escalation Payment became due and payable by Tenant, and thereafter Tenant shall have given Landlord a notice stating that unless Tenant receives such billing from Landlord within thirty
(30) days from the date of such notice (and such billing is not received within such thirty (30) day period), such additional Tax Escalation Payment shall be deemed to have been waived.

      3.10. Landlord shall advise Tenant by notice (hereinafter called the "Tax Contest Notice") within sixty (60) days after any new assessment or reassessment by the

City of Norwalk increasing the assessed value of The Building Project (hereinafter called the "New Assessed Value") whether Landlord intends to contest such new assessment or reassessment. If Landlord advises Tenant that Landlord does not intend to contest such new assessment or reassessment, Landlord agrees that if Tenant shall, at Tenant's sole cost and expense, obtain and deliver to Landlord within sixty (60) days after the date of the Tax Contest Notice, an appraisal of The Building Project by a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such institute is not then in existence) reasonably acceptable to Landlord, showing that the New Assessed Value determined by the taxing authorities is more than twelve (12%) percent in excess of what it should be, then Landlord shall contest such reassessment or new assessment of the New Assessed Value.

      3.11. (a) Tenant shall pay to Landlord, within twenty (20) days after Landlord's demand therefor, an amount equal to the reasonable or customary expenses, including payments to attorneys, appraisers and other experts, incurred by Landlord in connection with any contest pursuant to Section 3.10 hereof; however, if Landlord shall receive any refund in Taxes as a result of such contest, Landlord shall, before making any credits or refunds therefrom to any tenant in the Building, reimburse Tenant (to the extent that such refund or credit is sufficient therof or) for the expenses paid by Tenant pursuant to this
Section 3.11 and the reasonable expenses incurred by Tenant in obtaining the appraisal described in Section 3.10 hereof.

            (b) If Landlord shall obtain a reduction of Taxes payable upon or against The Building Project for any Comparative Year before Tenant shall make Tax Escalation Payments therefor, the Taxes for such Comparative Year for the purposes of computing Tenant's Tax Escalation Payment shall include an amount equal to the reasonable and customary expenses, including payments to attorneys, appraisers and other experts incurred by Landlord in obtaining such reduction, but in no event shall the aggregate of such expenses included within Taxes as provided herein exceed the amount of the reduction obtained thereby.

      3.12. (a) For purposes of this Section 3.12, the following terms shall have the meanings hereinafter set forth:

            (i) "The First Floor West and Fourth Floor North Percentage" shall mean 10.56%;

            (ii) "The Remaining Floors Percentage" shall mean 30.27%; and

            (iii) "Modified Tax Base Factor" shall mean an amount equal to the Taxes for the twelve (12) month period commencing on July 1, 1992.

The First Floor West and Fourth Floor North Percentage and the Remaining Floors Percentage have been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the First Floor West and Fourth Floor North portion of the demised premises and the remaining portion of the demised premises, respectively, and the denominator of which is the rentable square foot area of the office building comprising a part of The Building Project. The parties agree that the rentable square foot area of the First Floor West and Fourth Floor North portion of the demised premises and the remaining portion of the demised premises shall be deemed to be 42,609 square feet and 122,130 square feet, respectively, and that the total rentable square foot area of the office building comprising a part of The Building Project shall be deemed to be 403,437 square feet.

            (b) Notwithstanding anything to the contrary in this Article 3, during the period commencing on the Commencement Date and ending on February 29, 1996, the Tax Escalation Payment shall be the sum of:

                  (i) The First Floor West and Fourth Floor North Percentage of
            the excess of the Taxes payable for any Comparative Year over the Tax Base Factor; and

                  (ii) The Remaining Floors Percentage of the excess of the
            Taxes payable for any Comparative Year over the Modified Tax Base Factor.

            (c) The Tax Escalation Payment for the Comparative Year commencing on July 1, 1995 (or such other Comparative Year in which March 1, 1996 occurs) shall be equal to the sum of (i) the Tax Escalation Payment, calculated as provided in this Section 3.12, for the period commencing on July 1, 1995 and ending on February 29, 1996, and (ii) the Tax Escalation Payment, calculated as otherwise provided in this Article 3 (and without reference to the Modified Tax Base Factor), for the balance of such Comparative Year. The Tax Escalation Payments for the Comparative Year commencing July 1, 1996 and all Comparative Years thereafter shall be computed utilizing the Tax Base Factor only and without regard to the Modified Tax Base Factor.

                                    ARTICLE 4

                               Expense Escalation

      4.1. Tenant shall pay to Landlord, as additional rent, expense escalation in accordance with this Article.

      4.2. Definitions: For the purpose of this Article, the following definitions shall apply:

            (a) The term "Expense Base Factor" shall mean the Expenses for the twelve (12) month period commencing September 1, 1993. To the extent that the period for which the Expense Base Factor is to be calculated does not correspond with the fiscal year that Landlord utilizes to establish Expenses with respect to

      The Building Project, the Expense Base Factor shall be calculated using a weighted average of the Expenses for the fiscal years in which such twelve
      (12) month period occurs (e.g., if the period upon which the Expense Base Factor is based includes eight (8) months of one fiscal year and four (4) months of another fiscal year, the Expense Base Factor shall include 8/12th of the Expenses of the former and 4/12th of the Expenses of the latter).

            (b) The term "The Building Project" shall mean the parcel of land described in Exhibit A of this Lease, on a portion of which are the improvements of which the demised premises form a part, with all the improvements thereon (including without limitations, the office building and parking areas erected thereon).

            (c) The term "Comparative Year" shall mean the full calendar year in which the term of this Lease commences, and each subsequent calendar year.

            (d) The term "The Percentage," for purposes of computing expense escalation, shall mean 40.83 (40.83%) percent. The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the demised premises and the denominator of which is the total rentable square foot area of the office building comprising a part of The Building Project. The parties agree that the rentable square foot area of the demised premises shall be deemed to be 164,739 and that the total rentable square foot area of the office building comprising a part of The Building Project shall be deemed to be 403,437 square feet.

            (e) The term "Expense Escalation Statement" shall mean a written statement setting forth the amount payable by Tenant or Landlord, as the case may be, for a specified Comparative Year pursuant to this Article.

            (f) The term "Expenses" shall mean the total amount of all costs and expenses incurred or paid by Landlord with respect to and in connection with the operation, maintenance and/or repair of The Building Project and the curbs and sidewalks adjoining the same, which costs and expenses shall be calculated on a consistent basis without duplication, including without limitation, the cost incurred for air conditioning; mechanical ventilation; heating, cleaning; rubbish removal; window washing (interior and exterior, including inside partitions); elevators, escalators; porter and matron service; electric current (excluding however, the cost of any electricity allocable to space in The Building Project demised to tenants); oil, steam or any other fuel consumed at The Building Project; protection and security; maintenance (including but not limited to regular painting of non tenanted areas at The Building Project as well as in "Common Areas" [as such term is hereinafter defined]); lobby decorations and interior and exterior landscape work and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, war risk, public liability and property damage insurance, rental and plate glass insurance and any insurance required by a mortgagee; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance of employees of Landlord or of Landlord's managing agent engaged in the operation and maintenance of The Building Project; uniforms and working clothes for such employees and the cleaning thereof; repairs and replacements of heat pumps; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; worker's compensation insurance; payroll, social security, unemployment and other taxes with respect to such employees; sales, use and other taxes; water rates and sewer rates; all reasonable charges incurred by The Building Project superintendent's office in the operation and maintenance of The Building Project; charges for maintenance and service contracts for all areas of The Building Project; repairs, replacements and improvements which are appropriate for the continued operation of The Building Project as a first class office building project or which are required to comply with applicable Legal Requirements or requirements of insurers (except that no such costs which are of a capital nature shall be included in the Expense Base Factor); all other costs and expenses of operation and maintenance of The Building Project; auditing fees necessarily incurred in connection with the maintenance and operation of The Building Project; accounting fees incurred in connection with the preparation of the Tax Escalation Statements and Expense Escalation Statements; The Building Project superintendent, his assistants and any clerical staff attached to The Building Project superintendent's office whose duties are connected with the maintenance and operation of The Building Project; managing agents' fees (provided, however, that if the managing agent for the Building shall be an affiliate of Landlord, the amount to be included in Expenses thereof or shall be comparable to fees charged by managing agents providing similar services in office buildings comparable to the Building in Fairfield County, Connecticut); the cost for a bookkeeper and for an accountant; reasonably incurred professional and consulting fees, including legal and audit fees; and association fees or dues.

      Provided, however, that the following items shall be excluded from
      Expenses:

                  (i) leasing commissions and any other expenses incurred in connection with the leasing of space in The Building Project;

                  (ii) expenditures for capital improvements except those which
            (i) under generally applied real estate practice are expensed or regarded as deferred expenses (e.g. elevator cables), (ii) are required for the continued operation of The Building Project as a first class office building project or (iii) are required by law or by insurers, in all of which cases the cost thereof shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, to the extent that such items are amortized over the shorter of: (x) the useful life of such improvement or (y) ten (10) years, with an interest factor equal to the prime rate for 90 days unsecured loans as announced from time to time by Chemical Bank of New York at the time of Landlord's having incurred said expenditure;

                  (iii) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent that Landlord is compensated therefor through proceeds of insurance or should be compensated therefor if it maintained the insurance coverage it agreed to obtain pursuant to subsection 9.03(b) of this Lease with deductibles not exceeding those which a prudent landlord would maintain under the circumstances), or caused by the exercise of the right of eminent domain;

                  (iv) except as provided in clause (ii) hereof, interest on and amortization of debts;

                  (v) "Taxes" and legal fees incurred in connection with the reduction thereof;

                  (vi) expenses or costs incurred to prepare space for occupancy by an existing or prospective tenant; and

                  (vii) advertising and promotional expenses.

                  (viii) except as the same relates to capital expenditures
            which may be included in Expenses as herein provided, depreciation or amortization of The Building Project or its contents or components;

                  (ix) legal expense incurred in connection with disputes with tenants;

                  (x) interest amortization or other costs incurred in
            connection with any mortgage or other financing of The Building Project;

                  (xi) the cost of rendering any service to any other tenant which is not provided to Tenant hereunder;

                  (xii) accounting and legal fees relating to the leasing,
            financing or sale of The Building Project;

                  (xiii) interest or penalties incurred on account of late
            payment by Landlord of any charge comprising an Expense hereunder;

                  (xiv) amounts paid to any entity owned by or under common
            ownership with Landlord, but only to the extent of the excess paid to such entity over that which would have been paid in the absence of such a relationship;

                  (xv) costs or expenses for which Landlord has been
            specifically reimbursed by any tenant, including Tenant, other than by payment of a portion of Landlord's operating expenses generally or pursuant to any other escalation or similar provision of such tenant's lease, or any other party;

                  (xvi) any penalty or fine incurred for non compliance with applicable building or fire codes;

                  (xvii) any ground rent payable with respect to a lease of the land on which The Building Project is erected;

                  (xviii) franchise, income or other taxes or assessments,
            penalties or fines imposed upon Landlord (excluding taxes payable with respect to costs and expenses comprising Expenses); and

                  (xix) the salaries or other compensation of employees of
            Landlord above the level of Building manager.

      If Landlord shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in expenses for the Comparative Years in which they were incurred, provided that the charges for any such lease shall be essentially constant throughout the term thereof and shall not for any Comparative Year exceed the reasonably anticipated savings to be realized therefrom.

      If during all or part of any Comparative Year, or any calendar year on which the Expense Base Factor or Modified Expense Base Factor is based, Landlord shall not furnish any particular item(s) of work or service (which would constitute an element of Expense hereunder) to portions of The Building Project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of the expenses for such item for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by

      Landlord if it had at its own expense furnished such item of work or services to ninety five (95%) percent of the rentable area of The Building Project.

      4.3. (a) If the Expenses for any Comparative Year shall be greater than the Expense Base Factor, Tenant shall pay to Landlord, as additional rent for such Comparative Year, in the manner hereinafter provided, an amount equal to The Percentage of the excess of the Expenses for such Comparative Year over the Expense Base Factor (such amount being hereinafter called the "Expense Payment"), subject to the provisions of Section 4.08 hereof.

            (b) Following the expiration of each Comparative Year, Landlord shall submit to Tenant an Expense Escalation Statement, certified by Landlord, setting forth the Expenses for the preceding Comparative Year and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year. The rendition of such Expense Escalation Statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment due from Tenant to Landlord with respect to the preceding Comparative Year then (i) Tenant shall make payment of any unpaid portion thereof within twenty (20) days after receipt of such Expense Escalation Statement; and (ii) Tenant shall also pay to Landlord, as additional rent, within twenty (20) days after receipt of such Expense Escalation Statement, an amount equal to the product obtained by multiplying the total Expense Payment for the preceding Comparative Year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Comparative Year which shall have elapsed prior to the first day of the month immediately following the rendition of such Expense Escalation Statement; and (iii) Tenant shall also pay to Landlord, as additional rent, commencing as of the first day of the month immediately following the rendition of such Expense Escalation Statement and on the first day of each month thereafter until a new Expense Escalation Statement is rendered, 1/12th of the total Expense Payment for the preceding Comparative Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Comparative Year shall be adjusted to reflect, as reasonably estimated and specifically set forth in reasonable detail in such Expense Escalation Statement by Landlord, increases in rates and amounts, for the current Comparative Year, applicable to the categories involved in computing Expenses, whenever such increases become reasonably known or anticipated prior to or during such current Comparative Year. The payments required to be made under clauses (ii) and
      (iii) of this subsection 4.03(b) shall be credited toward the Expense Payment due from Tenant for the then current Comparative Year, subject to adjustment as and when the Expense Escalation Statement for such current Comparative Year is rendered by Landlord.

            (c) The Expense Escalation Statements to be furnished by Landlord shall constitute a final determination as between Landlord and Tenant of the Expense Payments for the periods represented thereby, unless Tenant within one hundred (100) days after they are furnished shall give a notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the Expense Escalation Statement is inaccurate. Pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the Expense Escalation Statements furnished by Landlord. After payment of said additional rent, Tenant shall have the right, during reasonable business hours and upon not less than five (5) business days' prior written notice to Landlord, to examine Landlord's books and records with respect to the foregoing provided such examination is commenced within sixty (60) days and concluded within one hundred twenty five (125) days following the rendition of the Expense Escalation Statement in question. Any amounts finally determined in connection with such a dispute to be owed to Landlord or Tenant, as the case may be, shall be paid by the applicable party to the other together with interest thereon at the Interest Rate computed from the date owed to the payment thereof.

      4.4. In no event shall the fixed annual rent under this Lease be reduced by virtue of this Article.

      4.5. If the Commencement Date is not the first day of the first Comparative Year, then the additional rent due hereunder for such first Comparative Year shall be a proportionate share of said additional rent for the entire Comparative Year, said proportionate share to be based upon the length of time that the Lease term shall have been in existence during such first Comparative Year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall cause an Expense Escalation Statement for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

      4.6. Landlord's and Tenant's obligation to make the adjustments referred to in Section 4.05 hereof shall survive any expiration or termination of this Lease.

      4.7. Any delay or failure of Landlord in billing any Expense Payment hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such expense escalation hereunder, unless such delay or failure shall continue for more than two (2) years after the end of the Comparative Year in which such Expense Payment became due and payable by Tenant, and thereafter Tenant shall have given Landlord a notice stating that unless Tenant receives such billing from Landlord within thirty (30) days from the date of such notice (and such billing is not received within such thirty
(30) day period), such Expense Payment, to the extent not theretofore paid, shall be deemed to have been waived.

      4.8. (a) For purposes of this Section 4.08, the following terms shall have the meanings hereinafter set forth:

            (i) "The First Floor West and Fourth Floor North Percentage" shall mean 10.56%;

            (ii) "The Remaining Floors Percentage" shall mean 30.27%; and

            (iii) "Modified Expense Base Factor" shall mean an amount equal to the Expenses for the twelve (12) month period commencing on July 1, 1992.

The First Floor West and Fourth Floor North Percentage and the Remaining Floors Percentage have been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the First Floor West and Fourth Floor North portion of the demised premises and the remaining portion of the demised premises, respectively, and the denominator of which is the rentable square foot area of the office building comprising a part of The Building Project. The parties agree that the rentable square foot area of the First Floor West and Fourth Floor North portion of the demised premises and the remaining portion of the demised premises shall be deemed to be 42,609 square feet and 122,130 square feet, respectively, and that the total rentable square foot area of the office building comprising a part of The Building Project shall be deemed to be 403,437 square feet.

            (a) Notwithstanding anything to the contrary in this Article 4, during the period commencing on the Commencement Date and ending on February 29, 1996, the Expense Payment shall be the sum of:

                  (i) The First Floor West and Fourth Floor North Percentage of
            the excess of the Expenses payable for any Comparative Year over the Expense Base Factor; and

                  (ii) The Remaining Floors Percentage of the excess of the
            Expenses for any Comparative Year over the Modified Expense Base Factor.

      4.9. The Expense Payment for the Comparative Year commencing on January 1, 1996 (or such other Comparative Year in which March 1, 1996 occurs) shall be equal to the sum of (i) the Expense Payment, calculated as provided in this
Section 4.08, for the period commencing on January 1, 1996 and ending on February 29, 1996, and (ii) the Expense Payment, calculated as otherwise provided in this Article 4 (and without reference to the Modified Expense Base Factor), for the balance of such Comparative Year. The Expense Payments for the Comparative Year commencing January 1, 1997 and all Comparative Years thereafter shall be computed utilizing the Expense Base Factor only and without regard to the Modified Expense Base Factor.

                                    ARTICLE 5

                                       USE

      5.1. The demised premises shall be used solely as and for executive and general offices and other business activities customarily incidental thereto in first class office buildings in Fairfield County, Connecticut and, as an incident thereto, a portion of the demised premises may be used as an exercise facility or gym exclusively for Tenant's employees, such use to be limited to a portion of the demised premises of approximately 5,000 rentable square feet and located on the First C 1st) Floor West of the Building (hereinafter referred to as the "Exercise Facility") and for no other purposes.

      5.2. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy or other certificate or permit for the demised premises or the Building, and Tenant shall not suffer or permit the demised premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any impairment or interference with the operation of electrical equipment installed elsewhere in the Building.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

      6.1. (a) Tenant shall make no alterations, installations, additions or improvements (such work hereinafter collectively referred to as "Alterations") in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first approved by Landlord. Notwithstanding the foregoing, Landlord's consent shall not be required for non structural Alterations in the demised premises costing less than the "Threshold Amount" (as such term is hereinafter defined), provided that (i) neither the outside appearance, nor the strength of the Building, nor any of its structural parts shall be affected; (ii) no part of the Building outside of the demised premises shall be physically affected, (iii) the proper functioning of any of the mechanical, electrical, sanitary and other systems of the Building shall not be adversely affected, and the usage of such systems by Tenant shall not be increased except to a de minimis extent, and (iv) prior to commencement of any such Alterations, Tenant will give Landlord written notice thereof, together with plans and specifications for the work, and will otherwise comply with the provisions of this Article. As used in this Section 6.01, the term "Threshold Amount" shall mean $100,000 effective as of the Commencement Date, which amount shall be increased effective as of each anniversary of the Commencement Date by $5,000. All such Alterations, shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. Prior to commencement of Alterations, other than Alterations performed to prepare the demised premises for Tenant's initial occupancy or Alterations costing less than $150,000.00, Tenant shall obtain and deliver to Landlord (i) written, unconditional waivers of mechanic's or other liens on the real property in which the demised premises are located, signed by all architects, engineers, contractors, mechanics and designers to become involved in such Alterations (ii) a bond or other security reasonably satisfactory to Landlord covering the cost or (iii) proof of Tenant's financial responsibility (i.e., financial capacity to complete the same and pay therefor) reasonably satisfactory to Landlord.

            (b) Tenant's Alterations shall be effected solely in accordance with plans and specifications delivered to Landlord or if the Alterations are of such a nature that plans and specifications are not customary then upon prior notice to Landlord. Tenant shall reimburse Landlord promptly upon demand for any reasonable out of pocket costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. As to Alterations for which Landlord's approval is required, (i) Landlord will not unreasonably withhold or delay its consent for nonstructural Alterations (provided they will not affect the outside of the Building or adversely affect the Building's structure, electrical, HVAC, plumbing or mechanical systems) and (ii) all such Alterations shall be solely effected in accordance with plans and specifications approved by Landlord (except that de minimis variations therefrom shall not de deemed a violation hereof). Landlord hereby approves Tenant's installation of operating windows in the area of the demised premises indicated in the plans annexed hereto as Exhibit J provided same is performed in accordance with the provisions hereof and such windows are, in Landlord's reasonable judgment, consistent in appearance and quality with the adjacent windows of the Building.

            (c) Any such approved Alterations shall be performed in accordance with the foregoing and the following provisions of this Article 6:

                  (1) All Alterations shall be done in a good and workmanlike manner.

                  (2) (A) In the event Tenant shall employ any contractor to do in the demised premises any Alterations permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractor, but such information given to Landlord shall in no way constitute Landlord's approval of such contractor or subcontractor.

                  (B) Tenant covenants and agrees to pay to the contractors, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications except with respect to such portion of any contractor's work which is being contested by Tenant in good faith.

               (3) All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of governmental bodies having or asserting jurisdiction in the demised premises. Tenant shall also be responsible for obtaining all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entity having jurisdiction thereover. As and when required by law, Landlord shall reasonably cooperate with Tenant in obtaining such sign-offs, inspection certificates and permits provided Landlord shall not incur any liability or expense thereby.

               (4) Tenant shall keep the Building and the demised premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

               (5) During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord which shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection or create any obligations or liability (or relieve Tenant of any obligations under this Lease) in the event Landlord does conduct such an inspection.

               (6) Prior to commencement of any work, Tenant shall furnish to Landlord certificates evidencing the existence of:

                  (i) worker's compensation insurance covering all persons
            employed for such work; and

                  (ii) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as insureds, with coverage of at least $3,000,000 combined single limit.

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises.

      6.2. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within thirty C30) days after notice of such filing, by payment, filing of the bond required by law or otherwise.

      6.3. All Alterations made and installed by Landlord shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease.

      6.4. All Alterations, including, without limitation, any interior staircases, elevators or operable windows, made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right 'and privilege at any time up to six (6) months prior to the expiration of the term of the Lease to serve notice upon Tenant that any of such Alterations which is of a non building standard nature (hereinafter called a "Non Standard Alteration"), including operable windows, stairways, lifts or elevators, vaults, raised floors or other structural supports and other installations which are unusually difficult or costly to remove, shall be removed and, in the event of service of such notice, Tenant will, at Tenant's cost and expense not to exceed $150,000.00, remove the same in accordance with such request, and restore the affected portion(s) of the demised premises to their original condition, ordinary wear and tear and casualty excepted. Notwithstanding the foregoing, Landlord may not require Tenant to remove any Non Standard Alteration if (i) Tenant's request for Landlord's consent to such Non Standard Alteration (x) makes specific reference to the provisions set forth in this sentence and (y) requests Landlord to advise Tenant whether Landlord wishes to reserve its right to require Tenant to remove the same and (ii) Landlord's right to such removal is not expressly reserved in Landlord's consent to said Non--Standard Alteration.

      6.5. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equip-ment, counters, screens, grille work, special paneled doors, cages, partitions, metal railings, closets, paneling, lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other movable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the term of this Lease. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three C3) months prior to the expiration of the term of this Lease, specifying the items of property which it has decided not to remove. If, within thirty C30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same in accordance with such request. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

      6.6. If any Alterations or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections
6.04 and 6.05 hereof (herein in this Section 6.06 called the "Property") are not removed on or prior to the expiration of the term of this Lease, Landlord shall have the right to remove the Property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the Property, Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

      6.7. Tenant shall keep records of Tenant's Alterations, costing in excess of $5,000, and of the cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building or any other tax or charge, or in connection with any proceeding instituted pursuant to Article 13 hereof.

                                    ARTICLE 7

                                     REPAIRS

      7.1. Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by normal wear and tear or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant or the performance of Alterations by or for Tenant, as and when needed to preserve them in good working order and condition. Except as otherwise provided in Section 9.04 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations but Tenant shall not be responsible and Landlord shall be responsible for any such repairs, restorations or replacements as are required by Landlord's negligence or willful misconduct except to the extent that Tenant shall be compensated therefor by the proceeds of insurance or would be compensated thereof or if it had obtained the insurance coverage required under Article 9 hereof. If Tenant fails to make such repairs, restoration or replacements for which Tenant is responsible hereunder, then, upon ten (10) days prior notice (except that no such notice shall be required in case of an emergency), same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 20 days after rendition of a bill therefor.

The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

      7.2. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry (i.e. 100 pounds per square foot live load on the ground floor and 50 pounds per square foot live load and 20 pounds per square foot dead load on all other floors) and which is allowed by law, and if Tenant shall desire a floor load in excess of such floor load, Landlord agrees (provided Landlord's architects, in their sole discretion, find that the work necessary to increase such floor load does not adversely affect the structure of the Building, and further provided that such work will not interfere with the amount or availability of any space adjoining alongside, above or below the demised premises, or interfere with the occupancy of other tenants in the Building), to strengthen and reinforce the same so as to give the live load desired, provided Tenant shall submit to Landlord the plans showing the locations of and the desired floor live load for the areas in question and provided further that Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

      7.3. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment may cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

      7.4. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of

Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence (which shall include consultation with Tenant) in making any such repairs, alterations, additions or improvements so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

      7.5. Landlord shall, at its expense (subject to reimbursement pursuant to the provisions of Article 4 hereof) keep and maintain the Building Project, including the landscaping of the Land and its fixtures, appurtenances and facilities serving the demised premises, including but not limited to, the parking areas utilized by Tenant, the roof of the demised premises and the atrium portion of the Building and the structure immediately adjacent or contiguous to the demised premises, the electrical, heating, ventilation, air conditioning, plumbing and mechanical systems (including heat pumps) directly serving the demised premises to the main distribution duct serving the demised premises (i.e., those portions of such systems that service parts of the Building other than or in addition to the demised premises), and the windows of the demised premises, in good condition and repair in accordance with the standards appropriate to a first class office building in Fairfield County, Connecticut, and make all repairs, restorations and replacements, structural and otherwise, interior and exterior, as and when needed in or about the demised premises, except for those repairs for which Tenant is responsible pursuant to the provisions of this Lease.

      7.6. Except in case of emergency, Landlord shall give Tenant at least seven (7) days prior notice of any entry, repair, alteration, addition or improvement by Landlord under this Article 7 or Article 10 or 15 hereof, which is reasonably expected to materially interfere with the conduct of Tenant's business in the demised premises.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

      8.1. Tenant shall, at Tenant's sole cost and expense, comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof. Nothing contained in this Section 8.01 shall require Tenant to perform structural alterations in or to the demised premises the requirement for which does not arise from Tenant's use or manner of use of the demised premises. Such structural alterations for which Tenant is not responsible hereunder shall be the responsibility of Landlord.

      8.2. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental depart-


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

ment or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

            (a) such non compliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to lien or sale;

            (b) such non compliance shall not be in violation of any fee mortgage, or of any ground or underlying lease or any mortgage thereon;

            (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non--compliance; and

            (d) Tenant shall promptly and diligently prosecute such contest.

            Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

      8.3. Landlord has delivered to Tenant a copy of the asbestos inspection report it has obtained with regard to the demised premises. Notwithstanding anything contained herein to the contrary, in the event at any time during the term of this Lease asbestos is discovered in the demised premises which is required by applicable law to be removed or encapsulated, then, unless the same has been introduced into the demised premises by Tenant or its agents, contractors or employees, Landlord shall remove or encapsulate same as required by applicable law at Landlord's sole cost and expense.

      8.4. Landlord represents that, as of the date hereof, Landlord has received no notices of violations of any Legal Requirements affecting The Building Project which (i) would materially and adversely affect Tenant's use of the demised premises and (ii) have not been cured.

                                    ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

      9.1. Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect to The Building Project and/or the property therein and shall not do, or permit anything to be done, or keep or permit anything to be kept in the demised premises which would subject Landlord to any liability or responsibility for bodily injury or death or property damage, or which would increase any insurance rate in respect to The Building Project or the property therein over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure The Building Project or the property therein in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of The Building Project or the property therein.

      9.2. If, by reason of any failure of Tenant to comply with the provisions of Section 8.01 or Section 9.01, the premiums on Landlord's insurance on The Building Project and/or equipment or property therein shall be higher than they otherwise would be for normal general and executive office use, Tenant shall reimburse Landlord, within forty five (45) days after Landlord's demand therefor, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for The Building Project or the demised premises, as the case may be, issued by the applicable fire insurance rating organization or other similar body making rates for insurance for The Building Project or the demised premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to The Building Project or the demised premises, as the case may be.

      9.3. (a) Tenant, at its expense, shall maintain at all times during the term of this Lease (i) "all risk" property insurance covering Tenant's property and improvements and betterments to a limit of not less than 80% of the replacement cost thereof and (ii) comprehensive general liability insurance, including contractual liability, in respect of the demised premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any lessor of any ground or underlying lease or the holder of any mortgage (as the case may be) whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $3,000,000 combined single limit bodily injury and property damage liability. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall deliver to Landlord and any additional insureds such fully paid for policies or certificates of insurance in form satisfactory to Landlord issued by the insurance company or its authorized agent, at least ten (10) days before the Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured such renewal policy at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in Connecticut and rated by Best's Insurance Reports or any successor publication of comparable standing, and carrying a rating of A XII or better or the then equivalent of such rating.

            (b) Landlord shall maintain at all times during the term of this Lease, "all risk" property insurance (subject to reasonable deductible amounts) covering The Building Project and Landlord's property therein, in such amounts as may be required for the repair or restoration thereof without co insurance. The foregoing requirement shall not apply to the Landlord named herein (nor any successor landlord hereunder) so long as its securities are rated as "investment grade" by Moody's, Standard & Poor's or another national rating agency and which shall maintain one or more separate funds and reserves as and for insurance of its property generally (and including The Building Project) in reasonably appropriate amounts taking into account usually covered risks.

      9.4. Each party agrees to have included in each of its insurance policies (insuring The Building Project and Landlord's property therein in the case of Landlord, and insuring Tenant's property and improvements and betterments in the demised premises and business interruption, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the term of this Lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.03 hereof. Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property and, in the case of Tenant, loss of business, occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this section. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payments then, provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, replace, restore or rebuild provided for elsewhere in this Lease.

      9.5. Landlord may from time to time, but not more frequently than once every three years, in the exercise of its reasonable judgment, require that the amount of comprehensive general liability insurance to be maintained by Tenant under Section 9.03 be increased, so that the amount thereof adequately protects Landlord's interest, using industry standards for comparable office space in Fairfield County, Connecticut.

      9.6. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents or employees.

      9.7. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily closed, darkened or bricked up for any reason whatsoever, or permanently closed, darkened or bricked up pursuant to a Legal Requirement (as defined in Article 22 hereof), and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

      9.8. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant except as provided in Section 6.05 of this Lease, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.08, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

      9.9. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

      9.10. Tenant agrees to look solely to Landlord's estate and interest in the Building, or the lease of the Building, or of The Building Project (as such term is defined in subsection 3.02(b) hereof) and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenants remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

                                   ARTICLE 10

                         ADJACENT EXCAVATION -- SHORING

      10.1. If an excavation or other substructure work shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent unless due to Landlord's gross negligence. Landlord shall use its reasonable efforts to minimize any inconvenience to Tenant or any interruption of Tenant's business caused by any such entry provided, however, that in no event shall Landlord be required to incur overtime or premium pay charges in connection therewith. The provisions of
Section 7.06 hereof shall apply to Landlord's entry hereunder.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

      11.1. (a)   Tenant shall not (1) assign or otherwise transfer this
                  Lease or the term and estate hereby granted, (2) sublet the demised premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 5 hereof, (3) mortgage, pledge or encumber this Lease or the demised premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (4) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 11. Landlord agrees that it will not unreasonably withhold its consent to Tenant's advertisement or Tenant's authorization of a broker's advertisement for a subtenant or assignee provided Tenant shall have complied with the provisions of Section 11.05 hereof and Landlord shall not have exercised any of the rights granted therein. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over the counter market" or through any recognized stock exchange, (ii) any agreement whereby a third party takes over the obligations of Tenant under the Lease shall be deemed an assignment of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease.

          (b) If Tenant intends to assign this Lease or sublease the demised premises or any portion thereof (other than by an assignment or sublease contemplated by Section 11.02 hereof), Tenant shall first comply with the provisions of Section 11.05 hereof and Landlord shall have the rights described therein. If

      Landlord does not exercise any of its rights under Section 11.05 hereof then, provided Tenant shall have complied with the provisions of this
      Article 11, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a sublease of the demised premises as more specifically set forth in Section 11.07 hereof. The provisions of this subsection 11.01(b) are meant to be a summary only of the provisions of this Article 11 and this subsection 11.01(b) in no way shall limit the scope of this Article 11 nor the intent or application of any provision hereof. In the event of any conflict between the provisions of this subsection 11.01(b) and the other provisions of this Article 11, such other provisions shall prevail.

     11.2. The provisions of Section 11.01 hereof shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets or all or a majority of Tenant's stock are transferred (provided such merger or transfer of stock or assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer, such net worth to be calculated in accordance with generally accepted accounting principles consistently applied) or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses (l) and (2) of
Section 11.01 apply to transactions with any person, corporation, partnership, joint venture or other entity which, directly or indirectly controls, is controlled by or is under common control with the Tenant named herein (each named hereinafter referred to as an "Affiliate of Tenant"). For the purposes of the foregoing, "control" shall mean ownership of a majority of the legal and beneficial interest in such corporation, together with the ability to direct the management, affairs and operations thereof. Any transfer or cessation of control over any Affiliate to which this Lease is assigned shall constitute an assignment of this Lease to which all of the provisions of this Article 11, other than the provisions of this Section 11.02, shall apply.

     11.3. Any assignment or transfer made hereunder, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of this Article 11 shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer of this Lease, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed annual rent and additional rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

     11.4. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this
Section 11.04 of the tenant named in the Lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required. Tenant and each of its successors in interest hereby expressly waive any such demand or notice.

     11.5.  (a)   If Tenant shall have a bona fide intention to (i) assign this
                  Lease, other than by an assignment contemplated by Section
                  11.02 hereof, or (ii) sublet all or substantially all (as such term is hereinafter defined) of the demised premises other than by a sublease contemplated by Section 11.02 hereof, then
                  Tenant shall first give notice to Landlord of such fact and of the effective date of the proposed assignment or of the commencement of the term of the proposed sublease and if applicable, the area of the demised premises proposed to be sublet, and Landlord shall then have the right to elect, by notifying Tenant within forty five (45) days of receipt of such notice, to (i) terminate this Lease, as of the intended effective date of such proposed assignment or the commencement of the term of the proposed sublease, as the case may be, (ii) accept an assignment of this Lease from Tenant to Landlord, and Tenant shall then promptly execute and deliver to Landlord, in form reasonably satisfactory to Landlord's counsel (which shall provide in part that no merger of leasehold interests shall occur), an assignment which shall be effective as of the effective date of such assignment as aforesaid, or (iii) accept a sublet of the demised premises in accordance with the provisions of subsection 11.05(c) of this Lease. For the purposes of this Article 11, a sublease of substantially all of the demised premises shall be a sublease which results in Tenant and Affiliates of Tenant occupying less than one (l) full floor of a Wing of the Building.

          (b) If Tenant shall have a bona fide intention to sublet less than substantially all of the demised premises, other than by a sublease contemplated by Section 11.02 hereof, Tenant shall first give notice to Landlord of such fact and of the area it proposes to sublet and for what term. Such notice shall be deemed an offer by Tenant whereby Landlord may elect within thirty (30) days of such notice with respect to a sublease of less than 30,000 rentable square feet, and otherwise within forty-five (45) days of such notice, to (i) accept a sublease from Tenant with respect to the portion of the demised premises proposed to be sublet (hereinafter sometimes called the "Leaseback Area") for the term specified in Tenant's notice, or (ii) with respect to a subletting of Leaseback Areas for the remainder of the term or substantially all of the remainder of the term of this Lease, terminate the Lease with respect to such Leaseback Area.

            (c) If Landlord should elect to have Tenant execute and deliver a sublease pursuant to any of the provisions of this Section 11.05, said sublease shall be in a form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that:

                  (l) it shall permit Landlord to make further subleases of all or any part of the demised premises or the Leaseback Area as the case may be and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as Landlord may deem necessary for such subletting, at Landlord's expense provided, however, that in the event Landlord shall desire to alter the Leaseback Area for purposes other than general office purposes Landlord shall first be required to obtain Tenant's consent to such alterations which consent, Tenant agrees, (i) shall not be unreasonably withheld or delayed and (ii) shall be deemed given in the event Tenant does not respond to a request therefor within thirty (30) days after such request is made;

                  (2) it shall provide that Tenant will at all times permit
            reasonably appropriate means of ingress to and egress from the Leaseback Area;

                  (3) such sublease shall expressly negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

                  (4) the sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease;

                  (5) it shall provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, subject to the obligation of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted in accordance with Tenant's obligations to repair the demised premises as set forth in Article 7 hereof provided, however, that in the event Landlord shall have altered the Leaseback Area so that the same is not suitable for general office purposes Landlord shall, at Landlord's expense, restore the Leaseback Area to general office space;

                  (6) it shall provide that any consent required of Tenant, as lessor under that sublease, shall be deemed granted if consent with respect thereto is granted by Landlord except the consent required under clause (1) above;

                  (7) there shall be no limitation as to the use of the sublet premises by the subtenant thereunder except (a) as set forth in
            Article 37 and Article 5 hereof, and (b) Landlord shall not permit use of the sublet premises by any of "Tenant's Competitors" (as that term is defined in Section 11.11 hereof);

                  (8) any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant or the willful misconduct of such subtenant which causes damage to Tenant, shall not constitute a default thereunder if Landlord has consented to such noncompliance;

                  (9) Tenant shall be released from all obligations under this
            Lease as to the Leaseback Area during the period of time it is sublet to Landlord, other than from Tenant's obligations to pay fixed annual rent and additional rent therefor and any default under any such sublease shall not give rise to default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereinunder if such default is occasioned by or arises from any act or omission of the subtenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and

                  (10) the rental terms shall be the rental terms contained in this Lease on a per rentable square foot basis.

      If pursuant to the exercise of any of Landlord's options pursuant to this
      Section 11.05 this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Articles 3 and 4 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

      11.6. (a) If Landlord shall exercise any of its options under Section
11.05 hereof and shall thereafter enter into one or more leases or underleases with respect to all or any portion of the demised premises as to which Landlord shall have exercised such option, Landlord shall pay to Tenant after deduction of "Permitted Expenses" (as such term is hereinafter defined) fifty percent (50%) of any rents, additional charges or other consideration paid under such lease or underlease or otherwise by the tenant or undertenant, as the case may be, during the then balance of the term of this Lease which are in excess of the fixed annual rent or additional rent (if such excess in fact exists) payable by Tenant hereunder (or which would be payable by Tenant hereunder if the Lease were in effect) commencing upon the effective date of such option and for the balance of the term of this Lease with respect to such space Con a proportionate rentable area basis). Amounts received by Landlord or any Affiliate of Landlord for performing any services for any tenant or undertenant shall not be considered consideration received by Landlord for purposes of this Section 11.06. As used herein the term "Permitted Expenses" shall mean the aggregate of (i) usual broker commissions and reasonable legal fees incurred by Landlord in connection with any such lease or underlease, (ii) the costs, if any, incurred by Landlord in separating the space from the balance of the demised premises, (iii) reasonable advertising expenses incurred by Landlord, (iv) reasonable costs incurred by Landlord in preparing the space for occupancy, including cash allowances in lieu thereof, and (v) the amount of any lost rent resulting from rent concession or abatement periods not exceeding six months. "Permitted Expenses" shall be reduced by the aggregate of expenses in the nature of those listed in subdivisions (i) through (v) hereof incurred by Tenant in connection with the procurement of such tenant or undertenant.

            (b) If Landlord shall exercise any of its options under Section
      11.05 hereof, then the number of parking spaces of which Tenant shall have free use pursuant to Section 17.03 hereof shall be reduced as provided in
      Section 17.03 hereof.

      11.7. In the event that Landlord does not exercise any of the options available to it pursuant to Section 11.05 hereof, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises provided:

            (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, an executed counterpart of the sublease or assignment agreement and with respect to a proposed subletting of 30,000 or more rentable square feet of the demised premises (any such subletting is herein called a "Material Sublease") such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord;

            (b) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises, is not in violation of Articles 5 or 37 hereof;

            (c) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the three (3) months immediately preceding Tenant's request for Landlord's consent;

            (d) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of

      Article 6 hereof with respect to alterations, installations, additions or improvements be borne by Tenant;

            (e) Each sublease or assignment shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, including the waiver, agreement and permission requirements set forth in Section 9.04 hereof as applied to the subtenant or assignee, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the demised premises to be used by others, without the consent of Landlord in each instance, provided, however, Landlord agrees that it will not unreasonably withhold its consent or approval with respect to an initial assignment or subletting by (l) the permitted assignee of the Lease or (2) subtenant of a Material Sublease of the named Tenant herein, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made.

            (f) Tenant shall together with requesting Landlord's consent hereunder, have paid Landlord any costs incurred by Landlord to review the requested consent including any reasonable attorneys fees incurred by Landlord;

            (g) The proposed subtenant or assignee is not an entity set forth in
      Article 37 hereof;

            (h) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be at least 2,500 rentable square feet and regular in shape and such subletting will not result in more than four occupants (including Tenant) occupying any floor of the demised premises.

            (i) Tenant shall not publicly advertise the demised premises at a rental rate less than the rental rates then being charged under leases being entered into by Landlord for comparable space in the Building and for a comparable term.

      11.8. In the event that (a) Landlord fails to exercise any of its options under Section 11.05 hereof and Tenant fails to execute and deliver an assignment or sublease within 180 days after the giving of Tenant's notice of its intention with respect thereto, then, Tenant shall again comply with all of the provisions and conditions of Section 11.05 before assigning this lease or subletting the demised premises, provided however if Tenant shall within thirty (30) days after the expiration of said 180 day period agree to assign the Lease or sublease the demised premises and shall submit the same to Landlord as described in Section
11.05 hereof, Landlord shall have twenty (20) days to make the elections set forth in Section 11.05 with respect to such assignment or sublease.

      11.9. (a) If Landlord shall fail to respond to Tenant's request for Landlord's consent to a proposed subletting or assignment within thirty (30) days after Tenant's submission thereof, then provided Tenant shall have fully complied with the provisions of this Article 11 with respect to such assignment or subletting, Landlord shall be deemed to have consented thereto.

            (b) If the Landlord shall give or be deemed to have given its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                  (i) in the case of an assignment, an amount equal to fifty
            (50%) percent of all sums and other considerations (hereinafter collectively called the "Assignment Consideration") paid to Tenant by the assignee for or by reason of such assignment or otherwise (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of Tenant's personal property, the higher of: (A) the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or (B) the then fair market value thereof but excluding from the Assignment Consideration all reimbursements by an assignee to Tenant for amounts actually expended by Tenant in providing services for such assignee); and

                  (ii) in the case of a sublease, an amount equal to fifty (50%)
            percent of any rents, additional charge or other consideration payable under the sublease or otherwise to Tenant by the subtenant which is in excess (hereinafter called the "Excess Amount") of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space Cat the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale of Tenant's personal property, the higher of: (A) the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or (B) the then fair market value thereof).

In determining the Excess Amount and the Assignment Consideration there shall be deducted therefrom the amount of any Permitted Expenses. As used in the next preceding sentence the term "Permitted Expenses" shall have the same meaning as set forth in subsection 11.06(a) hereof except that for the purposes of this
Section 11.09, Permitted Expenses shall be expenses incurred by Tenant in connection with any subletting or assignment pursuant to this Section 11.09.

The sums payable under this Section 11.09 shall be paid to Landlord as and when paid by the subtenant or assignee, as the case may be, to Tenant.

Tenant shall advise Landlord in the event of a sale of personal property in connection with an assignment or subletting of the value allocated thereto and, upon Landlord's request, the undepreciated cost thereof determined on the basis of Tenant's federal income tax returns. In the event that such allocated value exceeds such undepreciated cost, Landlord may, at its election, dispute such valuation within thirty (30) days after the submission thereof, in which event Landlord shall name an appraiser reasonably satisfactory to Tenant (or if the parties are unable to agree, an appraiser selected at the initiative of either party by the American Arbitration Association) to conclusively establish the fair market value of such property.

      11.10. If Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein. The receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

      11.11. For the purposes of Subsection ll.05(c)C7) hereof, the term "Tenant's Competitors" shall mean an entity whose principal business shall be that of a health insurer, health care provider or health maintenance organization (which may include a division or subsidiary of Landlord) but nothing in this Section 11.11 shall prohibit Landlord from leasing any portion of the Building to a tenant having a division or subsidiary engaged in such business, provided such division or subsidiary shall not occupy such portion of the Building. Notwithstanding any language to the contrary contained in this
Section 11.11, Tenant agrees that the existing tenants of The Building Project and any affiliates or successors thereto shall not be deemed a Tenant's Competitor.

      11.12. Notwithstanding any language to the contrary contained in Section 11.05(c) hereof, in the event that Tenant should agree subject to the provisions of this Lease to sublet (such sublease is hereinafter called a "Partial Term Sublease") a portion of the demised premises for a term which is less than substantially all of the balance of the then term of this Lease, then provided
(i) Tenant shall have entered into three or more subleases of the space (hereinafter called the "Partial Term Sublease Space") proposed to be sublet by the Partial Term Sublease during the six (6) year period prior to the date Tenant shall deliver such Partial Term Sublease to Landlord pursuant to subsection 11.05(c) hereof, and (ii) the sum of (a) the rentable area demised under the Partial Term Sublease Space, and (b) the rentable area of the demised premises currently being subleased by Tenant shall be 50,000 rentable square feet or more, Landlord shall have the right to terminate the Lease with respect to such Partial Term Sublease Space as of the proposed effective date of such Partial Term Sublease.

      11.13. At the request of Tenant, Landlord shall enter into an agreement with any subtenant of Tenant which has been approved by Landlord pursuant to the provisions of Section 11.07 hereof providing that, if Landlord shall succeed to the interest of Tenant under Tenant's sublease agreement (hereinafter called an "Approved Sublease") with such subtenant as a result of the default of Tenant under this Lease, Landlord shall be bound by the provisions of such Approved Sublease and shall not terminate such Approved Sublease so long as the subtenant shall not be in default thereunder, provided that: (a) the fixed rent and additional rent payable under the Approved Sublease are not less than the fixed rent and additional rent payable under this Lease from time to time on a pro rata basis; (b) the Approved Sublease covers not less than 50,000 rentable square feet; (c) the subleased space does not destroy the contiguity of the balance of the demised premises; and (d) the subtenant is a reputable party whose financial net worth, credit and financial responsibility is, considering the rental payable under the Approved Sublease, reasonably satisfactory to Landlord.

      11.14. In the event that this Lease shall be assigned to Landlord or Landlord's designee or if the demised premises shall be sublet to Landlord or Landlord's designee pursuant to Section 11.05, the provisions of any such sublease or assignment and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a lessor under a superior lease unless such holder or lessor shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

                                   ARTICLE 12

                                   ELECTRICITY

      12.1. (a)   Landlord shall furnish to Tenant the electric energy which
                  Tenant requires in the demised premises on a "rent inclusion" basis, through the presently installed electrical facilities for Tenant's reasonable use in the demised premises of the heating, ventilating and air conditioning equipment in the demised premises and for lighting, light office and mechanical equipment that does not require in excess of a 110 volt line.
                  Subject to the following provisions of this Section 12.01, there shall be no charge to Tenant therefor by way of measuring the same on any meter or otherwise, electric current being included as an additional service in the fixed annual rent payable hereunder.

                  (b) Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this Lease includes an Electricity Rent Inclusion Factor (as hereinafter defined), of $247,108.50 to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electric current as an additional service to the demised premises; and (ii) that said Electricity Rent Inclusion Factor (hereinafter called "ERIF") has been partially based upon Tenant's estimated connected electrical load and hours of use thereof for ordinary lighting, heating, ventilating, air conditioning and light office equipment, during ordinary business hours in the demised premises. If Tenant requires a greater or lesser amount of electric energy than estimated, including electric energy to be supplied to the demised premises for heating, ventilating, air conditioning, lighting and light office equipment and equipment other than ordinary lighting and office equipment, then the ERIF shall not be adjusted, but Tenant shall pay, as additional rent, or Landlord shall credit Tenant the "Adjustment" (as hereinafter defined). The "Adjustment" shall mean the amount remaining (whether a positive or negative number) after subtracting the ERIF from the amount determined by applying the connected electrical load and usage and demand (hereinafter called "Tenant's Actual Electrical Usage") thereof in the demised premises (as determined by the electrical consultant as hereinafter provided) to the rate charged for such load and usage in the service classification in effect on the date of this Lease pursuant to which Landlord then purchased electric current for the entire Building from the public utility corporation. If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to the date of this Lease (whether such increase or decrease occurs prior to or during the term of this Lease), by change in Landlord's electric rates, charges, fuel adjustment, or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, then the same shall be taken into account in computing the Adjustment. The Adjustment shall be calculated monthly, in arrears, by Landlord's consultant as provided in paragraph (d) hereof.

                  (c) Any such increase or decrease in Landlord's cost due to change in Landlord's electric rates, charges, etc., shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) months immediately prior to the rate change, other change in cost, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and to the immediately prior existing rate and/or service classifications. The parties acknowledge that they understand that it is anticipated that existing electric rates, charges, etc. may be changed by virtue of time of day rates or other methods of billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change. The parties agree that a reputable, independent electrical consultant, selected by Landlord ("Landlord's electrical consultant") shall determine the Adjustment based on changes in Landlord's electric rates, charges, etc.

                  (d) Tenant's Actual Electrical Usage shall be calculated on a monthly basis by Landlord's electrical consultant using the check meters located in the demised premises and making such adjustments to the measurements thereof as may be deemed necessary by such consultant. If any meters or other equipment must be installed to check electric service to the demised premises, the same shall be installed by Landlord at Landlord's expense, not to exceed in the aggregate $20,000.00, and Tenant shall reimburse Landlord for the cost thereof in excess of $20,000.00 in such equal monthly amounts commencing after Landlord's completion of the installation thereof as shall amortize such cost over the number of full months then remaining in the term of this Lease without regard to any unexercised rights of renewal or extension hereunder, and such monthly amounts shall be paid by Tenant to Landlord as additional rent hereunder.

                  (e) The determination of Landlord's consultant shall be
            binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination to Landlord and Tenant, unless within ninety (90) days after the delivery of such copies, Tenant disputes such determination. If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of Tenant's Actual Electrical Usage in the demised premises in accordance with the provisions of this Article 12. Tenant's consultant and Landlord's consultant then shall seek to agree on a finding of such determination of Tenant's Actual Electrical Usage. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Superior Court Judicial District of Stamford! Norwalk at Norwalk Housing Session, State of Connecticut for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of the ERIF and the Adjustment as determined by Landlord's electrical consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the decision of Landlord's electrical consultant together with interest on such adjustment at the Interest Rate from the date owed, in the case of a deficiency, or from the date paid, in the case of an overage.

      12.2. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon one hundred eighty (180) days' written notice to Tenant provided Landlord shall have previously or contemporaneously therewith discontinued furnishing electricity to at least seventy-five (75%) percent of the rentable area in the Building (including the demised premises). From and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date shall be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay the reasonable cost required for Tenant to obtain direct electric service unless Landlord discontinued furnishing electricity to Tenant by reason of Legal Requirements or the rules and regulations of the public utility furnishing electricity to the Building, in which case Landlord and Tenant shall share equally such costs. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the ERIF amount and Adjustments shall not be payable and Tenant shall obtain electric service direct from the utility furnishing such power to the Building and shall pay all charges therefor to such utility.

      12.3. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. To facilitate Tenant's increasing automation of its operations, any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements may be installed by Tenant, at the sole cost and expense of Tenant and in accordance with the provisions of
Article 6 hereof, if, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or unreasonably interfere with or disturb other tenants or occupants and provided same does not adversely affect Landlord's reasonable estimates of the electrical capacity required for the needs of existing and future tenants of the Building and for the proper maintenance and operation of the Building. In applying the provisions of Article 6 to any work permitted hereunder, any consent required under Article 6 to be obtained from Landlord shall not be unreasonably withheld or delayed. Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Nothing contained in the preceding sentence shall be deemed to exculpate Landlord its agents, servants or designees from liability for its negligent or wilfull acts.

                                   ARTICLE 13

                          DAMAGE BY FIRE OR OTHER CAUSE

      13.1. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article 13 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense (without limiting the rights of Landlord under any other provisions of this Lease), with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property.

      13.2. If the Building or the demised premises shall be partially damaged or partially destroyed by fire or other cause, the fixed annual rent and additional rent payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If fifty (50%) percent or more of the area of the demised premises shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the fixed annual rent and additional rent shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the demised premises, provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

      13.3. (a)   If the Building shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than forty (40%) percent of the full insurable value of the Building immediately prior to the casualty, then, in either such case, Landlord may terminate this Lease by giving Tenant notice to such effect within sixty
                  (60) days after the date of the casualty. In case of any damage or destruction mentioned in this Article 13 and Landlord shall decide to restore the Building, Landlord shall give Tenant a notice of Landlord's estimate of the reasonable expected date of restoration (as evidenced by a certificate of Landlord's architect) within sixty (60) days after the date of the casualty. If such estimated restoration date shall be later than 18 months after the date of such damage or destruction, then Tenant may terminate this Lease by giving
                  Landlord notice to such effect within ten (10) days after the date of Landlord's notice. Thereafter, Tenant may terminate this Lease upon ten (10) days notice to Landlord, if Landlord has not substantially completed the making of the required repairs and restored and rebuilt the Building within Landlord's estimated restoration period or within such period thereafter (not to exceed one (l) month) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of god, or any other cause beyond Landlord's reasonable control.

            (b) If any damage or destruction described in this Section 13.03 shall occur at any time during the last two (2) years of the term of this Lease, Tenant may terminate this Lease by notice given to Landlord within twenty (20) days after the date of such casualty, if the demised premises cannot reasonably (as evidenced by a certificate from Landlord's architect) be restored within three (3) months from the date of such damage or destruction or if Landlord has not substantially completed the making of the required repairs and restored and rebuilt the Building and the demised premises within three (3) months from the date of such damage or destruction.

            (c) In the event of any damage by fire or other casualty to the Building or the demised premises which results in a termination of this Lease by Landlord, Tenant shall be permitted to remain in occupancy after the casualty of any portion of the demised premises which shall not have been rendered untenantable by such casualty for a period following the casualty not to exceed six (6) months upon all the terms and conditions of this Lease, provided such continued occupancy shall not (i) be prohibited by Legal Requirements,
      (ii) in Landlord's reasonable judgment be hazardous or create a hazardous condition, (iii) interfere with Landlord's restoration of the Building or the demised premises, or (iv) prevent Landlord from demolishing the Building or any portion thereof pursuant to a Legal Requirement, and if Tenant shall so continue in occupancy, Tenant shall remain responsible for a pro rata portion of the fixed annual rent and additional rent payable by Tenant hereunder, based upon the portion of the demised premises occupied by Tenant during such period.

            (d) In the event Landlord shall restore the demised premises or the Building as described in this Section 13.03, Tenant's obligations to pay fixed annual rent and additional rent hereunder shall resume upon the earlier to occur of (i) the date Tenant shall occupy the demised premises for the conduct of its business or (ii) the later of (x) the date provided by Landlord in its notice as the expected date of restoration or (y) such date as the repair and restoration of the demised premises shall have been substantially completed.

            (e) The repair and restoration provided in this Section 13.03 shall be deemed substantially complete (i) notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non completion of which do not materially interfere with Tenant's use of the demised premises and (ii) if such repair and restoration has been substantially completed except for portions thereof which under good construction scheduling practice should be done after still incompleted Tenant's finish work.

            (f) If the occurrence of the conditions set forth in subsection (e) hereof and thereby the substantial completion of the repair and restoration shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors or any failure to plan or to execute Tenant's finish work diligently and expeditiously, the repair and restoration shall be deemed substantially complete on the date when they would have been substantially complete but for such delay.

      13.4. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 13.

      13.5. Notwithstanding any of the foregoing provisions of this Article 13, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of Tenant's failure or refusal to cooperate with Landlord in making a claim for such proceeds, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

      13.6. Landlord will not carry separate insurance of any kind on Tenant's property, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant shall maintain insurance on Tenant's property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

      13.7. The provisions of this Article 13 shall be considered an express agreement governing any cause of damage or destruction of the demised premises by fire or other casualty, and, to the extent permitted under applicable law, no statute, rule, law or regulation of the State of Connecticut or any of its political subdivisions now or hereafter in force and providing for such a contingency in the absence of an express agreement, shall have application in such case.

                                   ARTICLE 14

                                  CONDEMNATION

      14.1. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereunder and additional rents under Articles 3 and 4 hereunder shall be abated in an amount thereof apportioned according to the area of the demised premises so condemned or taken. In the event that only a part of The Building Project (as such term is defined in subsection 3.02(b) hereof) shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part (i.e., forty (40%) or more of (i) the rentable area of the demised premises or (ii) the aggregate number of parking spaces available for Tenant's use, provided Landlord shall be permitted to make substitutions thereof) of the demised premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within 60 days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under Article 1 and additional rents payable under Articles 3 and 4 shall be abated to the extent hereinbefore provided in this Section 14.01.

      14.2. In the event of its termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

      14.3. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except Tenant shall be entitled to make a separate claim with the condemning authority for the value of any Tenant's property so taken and for Tenant's moving expenses.

      14.4. It is expressly understood and agreed that the provisions of this
Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

      14.5. In the event of any taking of less than the whole of the Building or the demised premises which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the demised premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

      14.6. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Articles 3 and 4 shall be adjusted in the same manner as is provided in Section 14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

      15.1. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right to enter the demised premises, at reasonable times during business hours and except in case of emergency, upon reasonable notice (which need not be in writing), for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and, subject to the foregoing, shall also have the right to enter the demised premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees of the fee or of the Landlord's interest in the property of which the demised premises are a part or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Nothing contained in this Section 15.01 shall exculpate Landlord for the negligence of Landlord, its agents, servants or others for whom as a matter of law it is liable. 'The reservation contained in the preceding sentence shall, however, be subject to the provisions of Section
9.04 hereof. Landlord shall exercise reasonable diligence (including consultation with Tenant) so as to minimize the disturbance but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis. The provisions of Section 7.06 hereof shall apply to any entry by Landlord hereunder.

      15.2. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

      15.3. Landlord may, during the twelve (12) months prior to expiration of the term of this Lease, exhibit the demised premises to prospective tenants.

      15.4. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord's agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property including, except in the case of emergency, the use of any keys to the demised premises that shall have previously been furnished to Landlord) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16

                                     DEFAULT

      16.1. If Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or for the property of Tenant shall be appointed, then, Landlord may,
(a) at any time after receipt of notice of the occurrence of any such event, or
(b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for ninety (90) days, give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages provided in Section 16.03 hereof.

      16.2. If:

            (a) Tenant shall default in the payment of any installment of fixed annual rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for fifteen (15) days after Landlord shall have given Tenant a notice specifying such default; or

            (b) Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said twenty (20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary; or

            (c) any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11 hereof; or

            (d) Tenant shall abandon the demised premises (unless as a result of a casualty); or

            (e) in case any other lease held by Tenant from Landlord in the Building shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained); or

            (f) Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within four (4) days after Landlord shall have given to Tenant a notice specifying the same, then in any of said cases set forth in the foregoing subsections 16.02 (a), (b), (c), (d), (e) and (f) hereof Landlord may (in addition to any and all rights at law or in equity) re enter and remove all persons and property from the demised premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

      16.3. Should Landlord elect to re enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease, make such alterations and repairs as may be necessary in order to relet the demised premises, and relet the demised premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its discretion may deem advisable; upon each such reletting all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder and if such residue shall exceed such future rental, Landlord may retain such excess for its own account and Tenant shall have no interest therein. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re entry or taking possession of the demised premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur, by reason of such breach, including the cost of recovering the demised premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the demised premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average fixed annual rent and additional rent paid by Tenant from the Commencement Date to the time of default.

      16.4. In case Landlord shall retain an attorney to enforce the provisions of this Lease or if suit shall be brought for recovery of possession of the demised premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, Tenant shall pay to Landlord all expenses incurred by Landlord in connection therewith, including a reasonable attorneys' fee.

      16.5. (a)   In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and, except as provided in Article 30 hereof, Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

            (b) In the event of a breach or threatened breach by Landlord of any of its obligations under this Lease, Tenant shall also have the right of injunction. Any remedies to which Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Tenant may lawfully be entitled at any time, and, except as provided in Article 30 hereof, Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      16.6. If this Lease shall terminate under the provisions of this Article 16, or if Landlord shall re enter the demised premises under the provisions of this Article 16, or in the event of the termination of this Lease, or of re entry, by or under any summary process or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re entry or, at Landlord's option, against any damages payable by Tenant under this Article 16 or pursuant to law.

                                   ARTICLE 17

                            COMMON AREAS AND PARKING

      17.1. Landlord shall provide and shall make available from time to time within the boundaries of the Land such parking facilities, driveways, entrances and exits thereto, landscape and planted areas, and other improvements and facilities, as Landlord shall at any time and from time to time deem appropriate (all the foregoing being collectively referred to in this Lease as "Common Areas"). Tenant and its officers, employees, agents, customers and invitees shall have a nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas. The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and Tenant agrees, after notice thereof, to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall construct, operate, manage, equip, repair, landscape, and maintain the Common Areas for their intended purposes in such manner as Landlord shall, in Landlord's sole discretion, from time to time determine. Landlord's rights respecting the Common Areas shall include (but shall not be limited to) the following:

                  (i) to construct, maintain and operate lighting facilities serving the Common Areas;

                  (ii) from time to time to change the area, level, location and arrangement of parking areas and other Common Area facilities, to make installations therein and to move or remove such installations, and to change the location of, or permanently diminish or discontinue the use of, any portion of the Common Areas;

                  (iii) to restrict parking by tenants, their officers, agents, employees, customers and invitees, to designated areas;

                  (iv) to discontinue, or restrict the use of, any portion of the Common Areas to such extent, and for such period of time, as may in the opinion of Landlord's counsel be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

                  (v) to temporarily suspend the use of all, or any portion of, the Common Areas; and

                  (vi) to take any other action with respect to the Common
            Areas, as Landlord, in his sole discretion, shall determine to be advisable.

      17.2. Tenant's right to use the Common Areas shall be deemed to be a license conterminous with this Lease, and Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent by reason of Landlord's exercise of any right or rights respecting Common Areas reserved pursuant to Section 17.01 hereof, nor shall the exercise of any such right be deemed a constructive or actual eviction.

      17.3. Tenant shall be entitled to free use of(591 parking spaces during the term of this Lease provided that of such parking spaces shall be located within the covered parking garage within the Common Areas. Notwithstanding the foregoing, in the event Tenant shall give a notice to Landlord that Tenant requires the free use of additional parking spaces, not to exceed 48 parking spaces, Landlord shall make such spaces available within a reasonable period; such additional parking spaces may be located within or outside of the Common Areas. In the event that any of the foregoing parking spaces shall be designated by Landlord, Tenant agrees that it or its employees and invitees shall only use such designated parking spaces. Nothing contained in Section 17.01 hereof shall be deemed to permit Landlord to reduce, except on a temporary basis, the number of parking spaces to be made available to Tenant pursuant to this Section 17.03. If at any time during the term of this Lease the rentable area of the demised premises shall be reduced, the number of spaces allocated to Tenant pursuant to this Section 17.03 shall be reduced in proportion to such reduction in rentable area. Such reduction shall be made as follows: (A) to the extent that the number of Tenant's parking spaces exceed the product of (i) the quotient of (x) the rentable area of the demised premises (as reduced) divided by (y) 1,000, multiplied by (ii) 3, such reduction shall begin with the parking spaces that are located inside the Common Areas (but only to the extent required so that the number of Tenant's parking spaces inside the Common Areas shall equal such product); (B) any further reductions shall be made to Tenant's parking spaces which are located outside the Common Areas (until, if necessary, all of Tenant's parking spaces outside of the Common Areas shall have been eliminated); and (C) the balance of any reduction shall be made to those parking spaces located inside the Common Areas.

      17.4. With respect to the parking of vehicles at The Building Project (whether inside or outside the Common Areas):

            (a) If Landlord elects to designate a specific parking area for Tenant's use, Tenant shall require its personnel and visitors to park their vehicles only in parking spaces designated by Landlord for Tenant's use for its personnel and in parking spaces designated by Landlord for visitors, respectively, on a "first come, first served" basis. Landlord reserves the right at all times to redesignate such parking spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas. Tenant shall be permitted to post signage (the design and installation of which shall be subject to Landlord's consent, not to be unreasonably withheld) designating fifteen (15) of the parking spaces allocated to Tenant for the sole use of Tenant' s officers.

            (b) All parking spaces and any other parking areas used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever other than Landlord's willful misconduct or negligence (subject to the provisions of Section 9.04 hereof).

            (c) There shall be no overnight parking, and Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking area at the end of the working day. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor. Notwithstanding the foregoing, upon reasonable prior notice to Landlord, Tenant's employees shall be permitted to park automobiles overnight, subject to Landlord's consent which shall not be unreasonably withheld.

                                   ARTICLE 18

                        PRE-JUDGMENT, REMEDY, REDEMPTION

      18.1. Tenant, for itself and for all persons claiming through or under it, hereby acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Public Act No. 431 of the Connecticut General Statutes, Revisions of 1973, and, to the extent permitted by applicable law, hereby expressly waives any and all rights which are or may be conferred upon Tenant by said Act to any notice or hearing prior to a prejudgment remedy. Tenant further expressly waives any and all rights which are or may be conferred upon the Tenant by any present or future law to redeem the demised premises, or to any new trial in any action of ejection under any provision of law, after re entry thereupon, or upon any part thereof, by Landlord or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession without judicial proceedings, it shall be deemed a re entry within the meaning of that word as used in this Lease.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

      19.1. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

      20.1. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) as provided in Article 25 hereof with respect to ground and underlying leases and mortgages which affect this Lease.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

      21.1. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

            (a) Provide necessary elevator facilities on Business Days (as such term is defined in Article 22 hereof) from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. In the event that Tenant shall require elevator facilities at such times as same are not furnished by Landlord, Tenant shall give Landlord reasonable advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay the Landlord's charges therefor. Landlord's current charge therof or is $50.00 per hour per elevator. Such charges may be increased in the future in proportion to increases in Landlord's cost of rendering such service.

            (b) Maintain and keep in repair the Building system air conditioning, heating and ventilating system installed by Landlord. The aforesaid systems will function when seasonably required on Business Days, from 7:00 A.M. to 7:45 P.M. and on Saturdays from 8:00 A.M. to 6:00 P.M. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the demised premises during the hours or days Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this subsection. Landlord has informed Tenant that the windows of the demised premises and the Building are sealed, and that the demised premises may become uninhabitable during the hours or days when Landlord is not required pursuant to this subsection to furnish heat, ventilation or air conditioning. Any use or occupancy of the demised premises during the hours or days Landlord is not so required to furnish heat, ventilation or air conditioning to the demised premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the demised premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the demised premises. Tenant shall in any event cause all of the windows in the demised premises to be kept closed and shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air conditioning systems including without limitation, the lowering and closing of venetian blinds in the demised premises during daylight hours. Tenant hereby acknowledges that it is responsible for part of the cost of the electric energy required to operate the heating, ventilating and air conditioning systems serving the demised premises. In the event that Tenant shall require air conditioning, heating or ventilation at such times as same are not furnished by Landlord, Tenant shall give Landlord reasonable advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay the Landlord's charges therefor. Landlord's current charge therefor is as follows: (i) $61.50 per hour for the first floor of the demised premises or part thereof and (ii) $23.58 per hour for each additional floor of the demised premises or part thereof. Such charges may be increased in the future in proportion to increases in Landlord's cost of rendering such service. In addition to the foregoing charges, Tenant shall pay an additional charge of $.s0 per annum per rentable square foot of the zone(s) as to which Tenant shall request 24 hour air--conditioning service.

            (c) Provide cleaning and janitorial services on Business Days as set forth on Exhibit E hereof to all areas of the demised premises, other than the

      Exercise Facility, provided however, Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces,
      (iv) non building standard materials or finishes installed by Tenant or at its request, and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have access outside of Business Hours to the demised premises and the use Cat Tenant's expense) of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder.

            (d) Furnish hot and cold water for lavatory and office cleaning purposes and cold water for drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including without limitation, sewer rents.

            (e) Tenant shall have 24 hour access to the ii demised premises.

      21.2. Landlord reserves the right without any liability whatsoever, or (except as provided in Article 34 hereof) abatement of fixed annual rent, or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises but nothing herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

      21.3. Tenant shall reimburse Landlord for the cost to Landlord of removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

      21.4. It is expressly agreed that only persons, firms or corporations approved in writing by Landlord will be permitted to furnish laundry, linen towels, drinking water, ice, food or beverages and other similar supplies and services to tenants and licensees in the Building which approval shall not be unreasonably withheld. Landlord may fix, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished as may be required in Landlord's reasonable judgment for the security of the Building and its occupants. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant.

      21.5. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other such contractor without Landlord's prior written consent.

      21.6. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

      21.7. Subject to Landlord's approval, Tenant shall be permitted, with respect to those portions of the lobby of the Building which provide access only to the demised premises and not to the premises of any other tenant or occupant, to install, maintain and operate, at Tenant's expense, a security desk to screen or restrict access to or from the demised premises. The size, color, location and design of any such installation as well as the materials used in connection therewith and the appearance of the personnel utilized to operate the same, shall be subject to Landlord's approval. If at any time Landlord shall disapprove of the comportment or behavior of personnel assigned to operate any such installation or the condition of such installation, Tenant shall take measures to remove and replace such personnel or remedy such condition. Nothing contained in this Section 21.07 shall be deemed to inhibit Landlord's right of access to the demised premises pursuant to Article 15 hereof or any other applicable provision of this Lease.

      21.8. With respect to any elevators providing access exclusively to the demised premises (i.e., elevators which are not utilized by other tenants or occupants for access to premises occupied by or demised to them), Tenant shall, in accordance with Article 6 hereof and any other applicable provision of this Lease and subject to Legal Requirements, be permitted to install, operate and maintain a card key or other security system designed to restrict access only to authorized persons. The type of system utilized as well as the manner of installation thereof shall be subject to Landlord's prior approval, which shall not be unreasonably withheld.

      21.9. With respect to any facilities or equipment of the type contemplated by Section 21.07 or Section 21.08, if at any time hereafter the size of the demised premises shall be reduced such that elevators or other means of access which were previously utilized exclusively by Tenant are no longer exclusively utilized by Tenant (i.e., are required for access by other tenants or occupants), the permission granted pursuant to Sections 21.07 and/or 21.08 may be revoked, and in any such event Tenant shall remove the same and restore the affected portions of the lobby and/or elevators to their condition existing prior to such installation reasonable wear and tear excepted. The foregoing removal and restoration may also be required by Landlord as to any such facilities up to ninety (90) days before the expiration of the term of this Lease by notice from Landlord to Tenant given at any time up to sixty (60) days before the Expiration Date.

                                   ARTICLE 22

                                   DEFINITIONS

      22.1. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building or The Building Project (or the owner of a lease of The Building Project or the Building or of the Land and Building), so that in the event of any transfer of title to The Building Project or said Land and Building or said lease, or in the event of a lease of The Building Project or the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to The Building Project or said Land and Building or said lease, or the said lessee of The Building Project or the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

      22.2. The term "Business Days" as used in this K7Y Lease shall exclude Saturdays, Sundays and all days observed by ' the Federal, State or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

      22.3. "Interest Rate" shall mean a rate per annum equal to the lesser of
(a) 2% above the commercial lending rate announced from time to time by Chemical Bank of New York, as its prime rate for 90 day unsecured loans to its most favored customers, or (b) the maximum applicable legal rate, if any.

      22.4. "Legal Requirements" shall mean laws, statutes and ordinances C including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi public authority, whether now or hereafter in force, which may be applicable to The Building Project, the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto (including without limitation the Common Areas) and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

      22.5. "Business Hours" shall mean 8:00 A.M. to 6:00 P.M. on Business Days.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

      23.1. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

      24.1. (a) Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than Jones Lang Wootton (which is representing Landlord) Alliance Partners, William Pitt and Carson Crane Incorporated in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers set forth in this Section 24.01, with respect to this Lease or the negotiation thereof.

            (b) Landlord represents and warrants to Tenant that Landlord has had no dealings or negotiations in connection with the consummation of this Lease with any broker purporting to represent Tenant other than the brokers set forth in the preceding paragraph, and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability that Tenant shall incur as a result of a breach by Landlord of the foregoing representation.

            (c) Landlord shall be responsible for any commission due to the brokers hereinabove set forth pursuant to separate agreements with such brokers.

            (d) Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability, to the extent of any payment made to Tenant under the Broker's Agreement executed between Landlord and Alliance Partners and Carson Crane Incorporated in connection with this Lease, for any compensation, commissions or charges claimed by Alliance Partners or Carson Crane Incorporated with respect to this Lease or the negotiation thereof.

                                   ARTICLE 25

                                  SUBORDINATION

      25.1. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or subject to Section 25.05 hereof hereafter affect the real property of which the demised premises form a part and to all mortgages which may now or hereafter affect such leases or such real property, and to all renewals, modifications, replacements and extensions thereof. The provisions of this Section 25.01 shall be self operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant in the event Tenant refuses or fails to deliver promptly such instrument after demand by Landlord.

      25.2. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this Section 25.02 shall inure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney in f act, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if Tenant refuses or fails to do so promptly upon request.

      25.3. Anything herein contained to the contrary notwithstanding, under no circumstances shall the aforedescribed lessor under the ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

            (a) liable for any act, omission or default of any prior landlord;
      or

            (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

            (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

            (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval provided Tenant shall have been previously advised of the existence of a ground lease or mortgage affecting the Building.

      25.4. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided they do not increase Tenant's obligations hereunder, decrease Landlord's obligations hereunder or adversely affect Tenant's use and occupancy of the demised premises or The Building Project except in each instance to a de minimis extent.

      25.5. (a)   Landlord represents that there is currently no mortgage,
                  underlying lease or ground lease affecting the real property of which the demised premises form a part. The subordination of this Lease to any future mortgage shall be conditioned upon the holder thereof executing and delivering to Tenant a non disturbance agreement providing in substance that so long as no event of default hereunder exists and is continuing beyond notice and the expiration of any cure period, then (i) Tenant shall not be joined as a party defendant to any foreclosure or other action or proceeding (unless otherwise required by law) which may be instituted or taken by such lessor or the holder of such mortgage, or their successors or assigns, (ii) Tenant's leasehold estate hereunder and possession of the demised premises shall not be terminated or disturbed nor shall any of Tenant's rights under this Lease be affected in any way by reason of any default under any such lease or mortgage, and (iii) subject to the provisions of this Article 25, such lessor or the holder of such mortgage and their successors or assigns shall recognize the terms and provisions of this Lease, and Tenant's rights herein.

            (b) Tenant hereby covenants and agrees that the form of non disturbance agreement annexed hereto as Exhibit G is satisfactory. to Tenant, and further acknowledges that Exhibit G is for form purposes only, and that Tenant may be requested to execute a non disturbance agreement that may be in form different from Exhibit G provided same does not materially diminish Tenant's rights as set forth in Section 25.05(a) hereof.

      25.6. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying:

            (a) that, to the best of Tenant's knowledge, this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, whether there is any existing basis to cancel or terminate this Lease, and whether to the best of Tenant's knowledge Landlord is in default thereunder;

            (b) whether the term of this Lease has commenced and rent has become payable thereunder, and whether Tenant is in possession of all of the demised premises except for such portions of the demised premises which have been sublet or are being held for sublet pursuant to the provisions of this Lease;

            (c) whether or not there are then existing any defenses or offsets which are not claims under subsection 26.01(e) against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same;

            (d) the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder, have been paid; and

            (e) whether or not Tenant has made any claim against Landlord under this Lease and if so the nature thereof and the dollar amount, if any, of such claim.

      25.7. Tenant agrees that it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future ground lease or mortgage to which this Lease is subordinated or by an assignment of this Lease to the ground lessor or the holder of such mortgage, and, in the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices and following the time when such lessor or holder shall have become entitled under such mortgage or ground lease, as the case may be, to remedy the same, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26.02 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

      25.8. Landlord shall, within 30 days of Tenant's request therefor, deliver a written agreement to Tenant, or any other firm, person or corporation designated by Tenant, duly executed by Landlord, certifying to the best of Landlord's knowledge that (i) this Lease is unmodified, or if there has been any modification, that the same is in full force and effect as modified and stating such modification, (ii) whether Tenant is in default beyond any applicable grace period, and (iii) the amount of fixed annual rent payable under this Lease, and the date to which the fixed annual rent, additional rent and other charges hereunder, have been paid.

                                   ARTICLE 26

                     LEGAL PROCEEDINGS WAIVER OF JURY TRIAL

      26.1. Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding unless the failure to interpose such counterclaim shall result in its waiver.

                                   ARTICLE 27

                              SURRENDER OF PREMISES

      27.1. Upon the expiration or other termination of the term of this Lease,
(i) Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear (the provisions of Section 7.01 hereof notwithstanding, i.e., to the extent that the demised premises show signs of ordinary wear and tear upon such expiration or termination, Tenant is not expected to restore or improve the same to eliminate such signs) and damage by fire, the elements or other casualty excepted, and shall remove all of its property as herein provided and (ii) with respect to estimated payments or overpayments as to which Tenant may, pursuant to Article 3 hereof, be entitled to a refund, Landlord shall, within periods consistent with
Article 3, (A) determine the amounts, if. any, held by Landlord and owed to Tenant and (B) pay such amounts to Tenant. Landlord's and Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

                                   ARTICLE 28

                              RULES AND REGULATIONS

      28.1. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Exhibit D attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall not enforce the Rules and Regulations against Tenant so that the Rules and Regulations are applied against Tenant in an unreasonably discriminatory manner.

                                   ARTICLE 29

                             CONSENTS AND APPROVALS

      29.1. (a)   Wherever in this Lease Landlord's consent or approval is
                  required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by

                  Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment provided, however, that Tenant shall not be deemed to have waived a claim for damages if there is a final judicial determination from which time for appeal has been exhausted that Landlord acted maliciously or in bad faith in exercising its judgement or withholding its consent or approval despite its agreement to act reasonably, in which case Tenant shall have the right to make a claim for the actual money damages incurred by Tenant, but in no event shall Landlord be liable for consequential or indirect damages.

            (b) Wherever in this Lease Tenant's consent or approval is required, if Tenant shall delay or refuse such consent or approval, Landlord in no event shall be entitled to make, nor shall Landlord make, any claim, and Landlord hereby waives any claim, for money damages (nor shall Landlord claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Landlord that Tenant unreasonably withheld or unreasonably delayed its consent or approval. Landlord's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment provided, however, that Landlord shall not be deemed to have waived a claim for damages if Tenant shall, in denying the consent, be found by a court of final jurisdiction to have acted in bad faith or with malice but in no event shall Tenant be liable for consequential or indirect damages.

                                   ARTICLE 30

                                     NOTICES

      30.1. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation, such notice or demand shall be given, and shall be deemed to have been served and given (x) two (2) Business Days after such notice or demand is mailed by registered or certified mail deposited enclosed in a securely closed post paid wrapper, in a United States Government general or branch post office, or official depository with the exclusive care and custody thereof, (y) one Business Day after such notice or demand is sent by a nationally recognized overnight courier, or (z) on the Business Day such notice or demand is telecopied and a copy thereof mailed or sent as provided in clause (x) or (y) hereof, addressed to Landlord at Prudential Realty Group, RiverPark, 800 Connecticut Avenue, Norwalk, Connecticut, Attention: Managing Agent, with copies to (i) The Prudential Insurance Company of America, 10 Rockefeller Plaza, 10th Floor, New York, New York 10021, Attention: Division Counsel and (ii) The Prudential Insurance Company of America, 3 Gateway Center, 100 Mulberry Street, 13th Floor, Newark, New Jersey 07102, Attention: Vice

President Equity Investments and addressed to Tenant at the Building, with a copy to Robinson & Cole, 695 East Main Street, P.O. Box 10305, Stamford, Connecticut 06904 2305, Attention: Brian R. Smith, Esq. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

      30.2. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in
Section 31.01 hereof.

                                   ARTICLE 31

                                    NO WAIVER

      31.1. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      31.2. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 32

                          CAPTIONS; PARTNERSHIP TENANTS

      32.1. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

      32.2. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 11 hereof (any such partnership and such persons are referred to in this Section
33.02 as "Partnership Tenant"), the following provisions of this Section 33.02 shall apply to such Partnership Tenant:

            (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and

            (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the demised premises to Landlord, and by notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant, and

            (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and

            (d) if Partnership Tenant shall admit new partners, all of such new partners shall by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and

            (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such


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

      agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

                                   ARTICLE 33

                              INABILITY TO PERFORM

      33.1. If, by reason of (l) strike, (2) labor troubles, (3) governmental preemption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) any cause beyond Landlord's reasonable control, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, Landlord shall not be deemed in default hereunder and this Lease and Tenant's obligation to pay rent hereunder shall, except as provided in Section 34.03 hereof, in no wise be affected, impaired or excused.

      33.2. If by reason of the circumstances contemplated by clauses (1) through (5) of Section 34.01 hereof, Tenant shall be unable to fulfill any of its obligation under this Lease other than the obligations to make any payment of rent, additional rent or other charges, Tenant shall not be deemed in default hereunder for so long as such circumstances continue to prevent Tenant from fulfilling such obligations.

      33.3. If as a consequence of a circumstance or event contemplated by
Section 34.01 hereof or the performance by Landlord of any repair, alteration, addition or improvement, the demised premises become untenantable and Tenant actually discontinues the use thereof for a period in excess of ten (10) Business Days, then, commencing on the eleventh (11th) Business Day of such untenantability and continuing thereafter until the earlier of the date that (i) the tenantability of the demised premises is restored, or (ii) Tenant resumes occupancy of all or any portion of the demised premises for the conduct of its business, the fixed annual rent and additional rent payable pursuant to Articles 3 and 4 hereof, shall be abated.

                                   ARTICLE 34

                         NO REPRESENTATIONS BY LANDLORD

      34.1. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 35

                                NAME OF BUILDING


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

      35.1. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building provided that during any portion of the term of this Lease during which Tenant occupies at least 85,000 rentable square feet in the Building, Landlord shall not name the Building after the Landlord named herein or an entity primarily engaged in the business of providing health care services.

                                   ARTICLE 36

                              RESTRICTIONS UPON USE

     36.1. It is expressly understood that no portion of the demised premises shall be used as, by or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, school or classroom, governmental or quasi governmental bureau, department or agency, including an autonomous governmental corporation, an advertising agency, a firm whose principal business is real estate brokerage, a company engaged in the business of renting office or desk space or a medical, dental or other treatment facility (other than for the exclusive use of Tenant's employees).

                                ARTICLE 37

                          INTENTIONALLY OMITTED

                                ARTICLE 38

                                INDEMNITY

     38.1. (a) Subject to any waiver provided pursuant to Section 9.04 hereof, Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from (i) the use or occupation of the demised premises by Tenant or anyone in the demised premises with Tenant's permission or
(ii) the negligence or willful act of Tenant or Tenant's employees or agents.

          (b) Subject to any waiver provided pursuant to Section 9.04 hereof, Landlord shall indemnify, defend, and save Tenant harmless from and against any liability or expense arising from the negligence of Landlord, its agents or employees or the willful misconduct of Landlord provided that in no event shall Landlord be deemed hereby to assume liability for consequential damages incurred by Tenant.

            (c) The indemnified party hereunder shall provide prompt notice to the indemnifying party of any event described in this Article 39 and the indemnifying party shall be given the opportunity to defend against same by counsel approved by the indemnified party provided that counsel appointed by the insurer against such event shall be deemed so approved.

                                   ARTICLE 39

                               MEMORANDUM OF LEASE

      39.1. Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

                                   ARTICLE 40

                                  MISCELLANEOUS

      40.1. Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of Connecticut.

      40.2. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

      40.3. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

      40.4. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

      40.5. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

      40.6. Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.


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

      40.7. (a) If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease.

            (b) Notwithstanding anything to the contrary contained in this Lease, the demised premises shall be deemed available for occupancy by Tenant on the Commencement Date notwithstanding that a portion of the Second (2nd) Floor West of the Building shall be occupied by Continental Plastic Containers, Inc. (hereinafter called "Plastic"). Tenant acknowledges that actual occupancy of such portion by Tenant shall be a matter to be agreed or resolved by Tenant and Plastic, and Landlord shall have no responsibility therefor. Nor shall the rent payable hereunder be affected thereby.

      40.8. In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

      40.9. Landlord and Tenant each represent that it has full corporate authority to enter into this Lease and perform its obligations hereunder.

      40.10. Tenant acknowledges that it has been furnished by Landlord with the copies of leases of certain other tenants in the Building and agrees that it shall not disclose the terms of such leases to any third parties.

      40.11. This Lease shall not be binding upon either party until it has been executed by Landlord and Tenant and a fully executed copy thereof has been delivered to Tenant.

                                   ARTICLE 41

                           BUILDING DIRECTORY, SIGNAGE


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

      41.1. Tenant shall be permitted The Percentage of listings on any lobby building directory maintained by Landlord for itself, its executive employees and other permitted occupants. No such listing shall be deemed to confer upon the person listed the status of tenant or imply consent or approval to any subletting, assignment or occupancy. Tenant shall pay Landlord's reasonable charges for such changes thereof as Tenant may from time to time request.

      41.2. Tenant shall be permitted to install and maintain: (i) two signs on the parapets of the West Wing of the Building, (ii) one sign on the area above the interior atrium entrance to the West Wing and (iii) one sign on the monument (in the second position and in common with the other tenants in the Building) outside the main entrance to the Building, as such signs are described in the plans and specifications annexed hereto as Exhibit H and as such signs have been approved by Landlord. Landlord shall not unreasonably withhold its consent to any replacement sign(s) the Tenant named in this Lease wishes to install in lieu of the initial sign(s) described herein provided such replacement sign(s) is
(are) substantially similar in size, location and material to the initial sign(s) and contain(s) colors that are not inconsistent in Landlord's judgment with the decor of the Building.

                                   ARTICLE 42

                                   WORK CREDIT

      42.1. Landlord shall allow Tenant an allowance in the amount of up to One Hundred Sixty Thousand and 00/100 ($160,000.00) Dollars (hereinafter called the "Work Credit"), which Work Credit shall be applied solely against the cost and expense of any meters or other equipment installed by Landlord pursuant to
Section 12.01(d) hereof, not to exceed in the aggregate $20,000.00, and the actual construction work performed by Tenant in connection with the installation of (i) an elevator between the First (1st) Floor North portion of the demised premises and the basement parking area of the Building and (ii) such insulated walls as may be necessary to enclose the Exercise Facility (hereinafter referred to as "Tenant's Special Work") as indicated in the plans annexed hereto as Exhibit K and subject to Landlord's selection, which shall be made by notice to Tenant within a reasonable period after the date hereof, of location option A or B for such elevator. In the event that the cost and expense of Tenant's Special Work shall exceed the amount of the Work Credit, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Work Credit for Tenant's Special Work, then the Work Credit shall be reduced accordingly.

      42.2. Landlord shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Special Work which shall not have been performed in a manner reasonably satisfactory to Landlord provided Landlord shall give notice of such failure to Tenant within ten (10) days after Landlord's inspection of such work.

      42.3. The Work Credit shall be payable to Tenant upon the completion of Tenant's Special Work and upon delivery by Tenant to Landlord of (i) a certificate signed by Tenant's architect and Tenant certifying that Tenant's Special Work has been satisfactorily completed in accordance with the final plan, (ii) all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, (iii) lien waivers and a general release from all contractors and subcontractors performing Tenant's Special Work releasing Landlord and Tenant from all liability for any Tenant's Special Work and (iv) paid invoices from contractors.

                                   ARTICLE 43

                             OPTION TO EXCLUDE SPACE

      43.1. Tenant may elect at Tenant's option, exercisable by nine (9) months prior written notice to Landlord (hereinafter called an "Exclusion Notice") and the payment of the Termination Payment (as hereinafter defined) to exclude from the demised premises a portion of the demised premises listed in Section 44.02(b) hereof (herein referred to as the "Excluded Space") effective as of September 1, 1998 and/or September 1, 1999 (each hereinafter called an "Exclusion Date") provided that (i) the rentable area of the demised premises prior to any such exclusion shall exceed 85,000 rentable square feet, (ii) such exclusion does not reduce the rentable area of the demised premises below 85,000 rentable square feet, (iii) the Excluded Space, in the aggregate, does not exceed thirty (30%) percent of the then rentable area of the demised premises (before excluding the then to be Excluded Space therefrom), (iv) Tenant shall only be permitted to exclude a full floor of the Building listed in Section 44.02(b) hereof and/or to exclude fifty (50%) percent of the rentable area of one of such floors and (v) any half floor included in the Excluded Space shall be reasonably satisfactory to Landlord in shape, location, means of ingress and egress and suitability for leasing for general and executive office use. Notwithstanding the foregoing, in the event that James River Paper Company, Inc. exercises its option contained in an amended and restated lease between it and Landlord, dated May 5, 1989, as subsequently amended, with respect to certain premises in The Building Project to extend the term of such lease beyond September 1, 1998 and Tenant requires additional space and has a bona fide intention to lease such space elsewhere, then Tenant shall be permitted to exclude two full floors of the Building comprising the demised premises (whether or not same exceeds thirty (30%) percent of the then rentable area of the demised premises) provided that the remaining rentable area of the demised premises is at least 85,000 square feet. Time shall be of the essence with respect to the giving of the Exclusion Notice.

      43.2. Effective as of the Exclusion Date:

            (a) the Excluded Space shall be deemed excluded and subtracted from the demised premises;


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

            (b) the fixed annual rent provided for each period in Section 1.02 hereof shall be reduced by the percentage that the rentable square footage of the Excluded Space bears to the rentable square footage of the demised premises (before excluding the Excluded Space therefrom) and for the purposes hereof each of the floors initially comprising the demised premises shall be deemed to have a rentable square foot area as follows:

      2nd Floor West      35,055
      3rd Floor West      34,827
      4th Floor West      35,516
      4th Floor North     27,038

For purposes of this Article 44 and the areas listed above, the 535 rentable square foot portion of the Second (2nd) Floor North (adjacent to the Second
(2nd) Floor West) and a 689 rentable square foot portion of the Fourth (4th) Floor North (which is adjacent to the Fourth (4th) Floor West and in addition to the 27,038 rentable square foot portion listed above) initially demised hereunder shall be deemed a part of the Second (2nd) and Fourth (4th) Floors West, respectively;

            (c) The Percentage, as defined in Sections 3.02(f) and 4.02(d) hereof, shall be reduced by subtracting therefrom the percentage obtained by dividing (i) the rentable square footage of the Excluded Space by (ii) 403,437; and

            (d) the number of parking spaces to be provided by Landlord pursuant to Section 17.03 hereof shall be reduced by the percentage that the rentable square footage of the Excluded Space bears to the rentable square footage of the demised premises (before excluding the Excluded Space herefrom).

      43.3. In the event Tenant does not timely send the Exclusion Notice in accordance with Section 44.01 or pay the Termination Payment as set forth in
Section 44.04, this Article 44 shall be deemed null and void and deleted from this Lease.

      43.4. As used in this Article 44, the "Termination Payment" shall mean the payment by Tenant to Landlord of an amount equal to the unamortized brokerage commissions paid by Landlord in connection with this Lease with respect to the Excluded Space attributable to the period commencing on the Exclusion Date and for the balance of the term of this Lease. Such amount shall be payable by Tenant to Landlord within twenty (20) days after Landlord shall give Tenant a bill therefor.

                                   ARTICLE 44

                             RIGHT OF FIRST OFFERING

      44.1. For purposes of this Lease, the term "First Offering Space" shall mean each rentable portion of the Building other than the demised premises.

      44.2. Provided Tenant is not in default under the terms and conditions of this Lease either as of the date of the giving of "Tenant's Acceptance Notice" or the "First Offering Space Inclusion Date" (as such terms are hereinafter defined), if at any time during the term of this Lease a First Offering Space shall become available for leasing to anyone other than a "Current Tenant" (as hereinafter defined), then Landlord, before offering such First Offering Space to anyone other than the Current Tenant, shall offer to Tenant, subject to the provisions of this Article 45, the right to include such entire First Offering Space within the demised premises upon all the terms and conditions of this Lease (including the provisions of Articles 3 and 4 hereof with the base factors (as opposed to Modified Base Factors) specified therein, but excluding Article 43 hereof), except that:

            (i) the fixed annual rent (including the ERIF) with respect to the First Offering Space (hereinafter called the "First Offering Space Escalated Rent") shall be at the rate of the product obtained by multiplying (A)(l) $17.50, during the period commencing on the Commencement Date and ending on February 28, 1999; (2) $18.50, during the period commencing on March 1, 1999 and ending on February 29, 2000; (3) $19.50, during the period commencing on March 1, 2000 and ending on February 28, 2001; and (4) during any other period occurring during the term hereof, the product of (x) the monthly amount of fixed annual rent (determined on a rentable square foot basis and excluding for such purposes the 5,000 square foot rentable area of the Exercise Facility and the Exercise Facility Rent) for the last full calendar month prior to the First Offering Space Inclusion Date (as hereinafter defined) without giving effect to any abatement, credit or offset in effect, and (y) 12, by
      (B) the amount of rentable square feet included within such First Offering Space

            (ii) Effective as of the First Offering Space Inclusion Date, for purposes of calculating the additional rent payable pursuant to Articles 3 and 4 allocable to the First Offering Space, The Percentage attributable to such First Offering Space shall be deemed to be the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the First Offering Space, and the denominator of which shall be 403,437; and

            (iii) The number of parking spaces of which Tenant shall have free use pursuant to Section 17.03 hereof shall be increased by the product of
      (i) the quotient (ignoring all amounts which are less than a whole number) obtained by dividing (x) the rentable square feet of the First Offering Space by (y) 1,000, multiplied by (ii) 3, and such additional parking spaces shall be allocated among the parking areas of The Building Project inside and outside the Common Areas and the covered parking garage inside the Common Areas in the same proportion as the parking spaces designated for Tenant's use pursuant to Article 17 hereof were so allocated.

      44.3. Landlord's offer shall be made to Tenant in a written notice (hereinafter called the "First Offer Notice") which notice shall specify the fixed annual rent payable with respect to such First Offering Space, determined in accordance with the provisions of Section 45.02 hereof.

      44.4. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (herein called "Tenant's Acceptance Notice") of such offer within twenty (20) days after delivery by Landlord of the First Offer Notice to Tenant. Such First Offering Space shall be added to and included in the demised premises on the later to occur (herein called the "First Offering Space Inclusion Date") of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date such First Offering Space shall become available for Tenant's possession. Time shall be of the essence with respect to the giving of Tenant's Acceptance Notice.

      44.5. Tenant shall have the option to include either all of an Offering Space or any portion thereof which is a full floor of a Wing of the Building into the demised premises or none at all; Tenant shall have no right to include a portion of any Offering Space which is less than a full floor unless such portion is all of the First Offering Space located on such floor.

      44.6. If Tenant does not accept an offer made by Landlord pursuant to the provisions of this Article 45 with respect to an Offering Space, Landlord shall be under no further obligation to Tenant with respect to such Offering Space and Tenant shall have forever waived and relinquished its right to such Offering Space, and Landlord shall at any and all times thereafter be entitled to lease such Offering Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable.

      44.7. Tenant agrees to accept each First Offering Space in its condition and state of repair existing as of the First Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant ' s occupancy.

      44.8. The fixed annual rent for each First Offering Space as determined pursuant to this Article 45 shall be subject to periodic increases for any period during the term of this Lease for which such fixed annual rent would otherwise be less Con a per rentable square foot basis and excluding for these purposes the 5,000 rentable square feet of the Exercise Facility and the Exercise Facility Rent) than the fixed annual rent payable pursuant to Section 1.02, 46.02, 47.02 or 48.02 hereof Con the aforesaid per rentable square foot basis) for such period, so that the fixed annual rent payable during such periods with respect to such First Offering Space shall be equal Con the aforesaid per rentable square foot basis) to the fixed annual rent payable with respect to the demised premises pursuant to Section 1.02, 46.02, 47.02 or 48.02 hereof during such periods.

      44.9. The termination of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 45 whether or not the same shall have been exercised; and nothing contained in this Article 45 shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 45 may be severed from the Lease or separately sold, assigned or transferred.

      44.10. Notwithstanding any language to the contrary contained in this
Article 45, the rights granted to Tenant hereunder shall be at all times subject to (i) the election of the current tenant, or any subsidiary, affiliate, assignor or subtenant thereof (each herein referred to as a "Current Tenant") of an Offering Space to extend the term of its lease with respect thereto, regardless of whether such election is made pursuant to any provision included within said lease or by agreement with Landlord and (ii) any rights granted prior to the date hereof to H. Muehlstein & Co. Inc. to lease such Offering Space which have not been released or waived as to Landlord.

      44.11. The fixed annual rent payable by Tenant with respect to each First Offering Space shall be abated until the earlier of (i) the expiration of the forty five (45) day period commencing on the First Offering Space Inclusion Date or (ii) the date that Tenant or anyone acting under or through Tenant first occupies the First Offering Space for the conduct of business.

                                   ARTICLE 45

                             FIRST OPTION TO EXTEND

      45.1. Subject to the provisions of Section 46.03 hereof, Tenant shall have the right to extend the term of this Lease for an additional term of three (3) years commencing on March 1, 2001 (hereinafter referred to as the "Commencement Date of the First Extension Term') and ending on February 29, 2004 (such additional term is hereinafter called the "First Extension Term") provided that:

                  (i) Tenant shall give Landlord notice (hereinafter called the
            "First Extension Notice") of its election to extend the term of this Lease on or before February 29, 2000. Time shall be of the essence with respect to the giving of the First Extension Notice; and

                  (ii) Tenant is not in default under the Lease as of the time of the giving of the First Extension Notice and as of the Commencement Date of the First Extension Term.

      45.2. (a) Except as provided in subsections (b) and (c) hereof, Tenant's occupancy of the demised premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease, provided, however, Tenant shall only have two further rights to extend the term of this Lease pursuant to Articles 47 and 48 hereof.

            (b) During the First Extension Term Article 43 hereof shall apply to Tenant's work to refurbish the demised premises, except that (i) the "Work Credit" shall mean an amount up to the product of (A) the then rentable square foot area of the demised premises less 5,000 and (B) $7.00, and
      (ii) such Work Credit shall be available only with respect to any actual construction performed by Tenant in the demised premises during the one
      (1) year period commencing on December 1, 2000.

            (c) The fixed annual rent payable by Tenant during the First Extension Term shall be equal to the sum of (i) the product of (A) $20.00 (which amount includes an ERIF amount equal to $1.50 per rentable square foot) and (B) the number of rentable square feet in the demised premises (including any First Offering Space included therein) less 5,000 rentable square feet and (ii) the Exercise Facility Rent.

      45.3. If Tenant does not send the First Extension Notice pursuant to provisions of Section 46.01 hereof, this Article 46 and Articles 47 and 48 hereof shall have no force or effect and shall be deemed deleted from this Lease.

      45.4. If this Lease is renewed for the First Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the First Extension Term.

      45.5. If Tenant exercises its right to extend the term of this Lease for the First Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the First Extension Term.

                                   ARTICLE 46

                             SECOND OPTION TO EXTEND

      46.1. Subject to the provisions of Section 47.11 hereof, Tenant shall have the right to extend the term of this Lease for an additional term of three (3) years commencing on March 1, 2004 (hereinafter referred to as the "Commencement Date of the Second Extension Term") and ending on February 28, 2007 (such additional term is hereinafter called the "Second Extension Term") provided that:

                  (i) Tenant shall give Landlord notice (hereinafter called the
            "Second Extension Notice") of its election to extend the term of this Lease on or before February 28, 2003. Time shall be of the essence with respect to the giving of the Second Extension Notice; and


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

                  (ii) Tenant is not in default under the Lease as of the time of the giving of the Second Extension Notice and as of the Commencement Date of the Second Extension Term.

      46.2. The fixed annual rent payable by Tenant to Landlord during the Second Extension Term shall be the higher of:

                  (i) the fair market rent for the demised premises (including any First Offering Space included therein) after adjustment for the additional rent then payable under Articles 3 and 4 hereof (so that the aggregate of (x) the fixed annual rent, as determined under this clause (i), and (y) such additional rent shall be equal to the fair market rent for the demised premises), determined as of the date occurring six (6) months prior to the Commencement Date of the Second Extension Term (such date is hereinafter called the "Second Determination Date") and which determination shall be made within thirty (30) days after the occurrence of the Second Determination Date pursuant to the provisions of Section 47.04 hereof, or

                  (ii) the fixed annual rent payable by Tenant to Landlord for the last month of the First Extension Term of this Lease on an annualized basis with respect to the demised premises (without giving effect to any abatements, setoffs or concessions then in effect).

      46.3. During the Second Extension Term, the Tax Base Factor and the Expense Base Factor shall be the same as are in effect on the expiration date of the First Extension Term.

      46.4. Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of clause
(i) of Section 47.02 hereof, during the thirty (30) day period following the Second Determination Date. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the Second Determination Date, then Landlord or Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter referred to as the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (hereinafter referred to as the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator.

In the event of their being unable to agree upon such appointment within eighty
(80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply on notice to the other, to the Superior Court Judicial District of Stamford/Norwalk at Norwalk Housing Session, Connecticut (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

      46.5. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

      46.6. The majority of the arbitrators shall determine the fair market rent of the demised premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to
Section 47.04, and the fair market rent, so determined, shall be applied to determine as above provided, whether the fixed annual rent shall be increased pursuant to clause (i) of Section 47.02 hereof for the Second Extension Term. In determining the fair market rent under this Article 47, the arbitrators shall make the assumption that the length of the extension term hereunder (whether or not the same is the case) is for a term length for which Landlord would, under the then market conditions, be able to obtain the maximum rental amount.

      46.7. Each of the arbitrators selected as herein provided shall have at least ten (l0) years experience in the leasing and renting of office space on behalf of landlords in first class office buildings in Fairfield County, Connecticut.

      46.8. If Landlord notifies Tenant that the fixed annual rent for the Second Extension Term shall be equal to the amount set forth in clause (ii) of
Section 47.02 hereof, then the provisions of Section 47.04 hereof shall be inapplicable and have no force or effect.

      46.9. In the event Landlord or Tenant initiates the appraisal process pursuant to Section 47.04 hereof and as of the Commencement Date of the Second Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount set forth in clause (ii) of Section 47.02 hereof and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Second Extension Term.

      46.10. Except as provided in Section 47.02 hereof, Tenant's occupancy of the demised premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the First Extension Term of this Lease, provided, however, (i) Article 43 shall be deemed deleted from this Lease and (ii) Tenant shall have only one further right to extend the term of this Lease pursuant to Article 48.

      46.11. If Tenant does not send the Second Extension Notice pursuant to provisions of Section 47.01 hereof, this Article 47 and Article 48 shall have no force or effect and shall be deemed deleted from this Lease.

      46.12. If this Lease is renewed for the Second Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Second Extension Term.

      46.13. If Tenant exercises its right to extend the term of this Lease for the Second Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Second Extension Term.

                                   ARTICLE 47

                             THIRD OPTION TO EXTEND

      47.1. Subject to the provisions of Section 48.08 hereof, Tenant shall have the right to extend the term of this Lease for an additional term of three (3) years commencing on March 1, 2007 (hereinafter referred to as the "Commencement Date of the Third Extension Term") and ending on February 28, 2010 (such additional term is hereinafter called the "Third Extension Term") provided that:

                  (i) Tenant shall give Landlord notice (hereinafter called the
            "Third Extension Notice") of its election to extend the term of this Lease on or before February 28, 2006. Time shall be of the essence with respect to the giving of the Third Extension Notice; and

                  (ii) Tenant is not in default under the Lease as of the time of the giving of the Third Extension Notice and as of the Commencement Date of the Third Extension Term.

      47.2. The fixed annual rent payable by Tenant to Landlord during the Third Extension Term shall be the higher of:

                  (i) the fair market rent for the demised premises (including any First Offering Space included therein) after adjustment for the additional


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

            rent then payable under Articles 3 and 4 hereof (so that the aggregate of (x) the fixed annual rent, as determined under this clause (i), (w and (y) such additional rent shall be equal to the fair market rent for the demised premises), determined as of the date occurring six (6) months prior to the Commencement Date of the Third Extension Term (such date is hereinafter called the "Third Determination Date") and which determination shall be made within thirty (30) days after the occurrence of the Third Determination Date pursuant to the provisions of Section 48.04 hereof, or

                  (ii) the fixed annual rent payable by Tenant to Landlord for the last month of the Second Extension Term of this Lease on an annualized basis with respect to the demised premises (without giving effect to any abatements, setoffs or concessions then in effect).

      47.3. During the Third Extension Term, the Tax Base Factor and the Expense Base Factor shall be the same as are in effect on the expiration date of the Second Extension Term.

      47.4. Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of clause
(i) of Section 48.02 hereof, during the thirty (30) day period following the Third Determination Date. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the Third Determination Date, then Landlord or Tenant may initiate and engage in the arbitration process with respect to the Third Extension Term provided for in Article 47 with respect to the Second Extension Term as though set forth herein.

      47.5. If Landlord notifies Tenant that the fixed annual rent for the Extension Term shall be equal to the amount set forth in clause (ii) of Section
48.02 hereof, then the provisions of Section 48.04 hereof shall be inapplicable and have no force or effect.

      47.6. In the event Landlord or Tenant initiates the appraisal process pursuant to Section 48.04 hereof and as of the Commencement Date of the Third Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount set forth in clause (ii) of Section 48.02 hereof and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Third Extension Term.

      47.7. Except as provided in Section 48.02 hereof, Tenant's occupancy of the demised premises during the Third Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Second Extension Term of this Lease provided, however, Tenant shall have no further right to extend the term of this Lease.

      47.8. If Tenant does not send the Third Extension Notice pursuant to provisions of Section 48.01 hereof, this Article 48 shall have no force or effect and shall be deemed deleted from this Lease.

      47.9. If this Lease is renewed for the Third Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of this Lease and the last day of the Third Extension Term.

      47.10. If Tenant exercises its right to extend the term of this Lease for the Third Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Third Extension Term.

                                   ARTICLE 48

                          SALE OF THE BUILDING PROJECT

      48.1. Landlord agrees that if at any time during the term of this Lease, Landlord has determined to attempt to sell The Building Project to anyone other than an affiliate of Landlord, Landlord shall give Tenant notice of such determination and shall defer the commencement of discussions or negotiations with potential purchasers of The Building Project for a period of sixty (60) days from the giving of such] notice to Tenant. If requested by Tenant, Landlord shall, during such sixty (60) day period, make itself available to and discuss with Tenant the terms and conditions of any offer which Tenant might choose to make to purchase The Building Project. Upon the expiration of such sixty (60) day period the provisions of this Section 49.01 shall cease and terminate and at any time thereafter, Landlord shall have the unqualified and unrestricted right to negotiate with potential purchasers and to effect a sale of The Building Project, or any interest therein, on such terms and conditions as Landlord may elect, whether similar or dissimilar to any terms and conditions which may have been proposed by Tenant. As used herein the term "affiliate" shall mean an entity controlling, controlled by or under common control with Landlord.

      48.2. The provisions of Section 49.01 shall not be binding upon any successor Landlord or with respect to discussions or negotiations with the holder of any mortgage or ground lease affecting The Building Project or any existing tenant with prior rights as to a sale or transfer of The Building Project.

                                   ARTICLE 49

                                     ANTENNA


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

      49.1. Landlord agrees that, subject to applicable Legal Requirements and the conditions and limitations hereinafter stipulated, during the term of this Lease, Tenant, at Tenant's sole cost and expense, upon thirty (30) days prior notice ("Tenant's Antenna Notice"), may install on a portion of the rooftop of the Building and thereafter maintain, repair, and operate one communications antenna or microwave dish (hereinafter referred to as the "antenna"), provided and on condition that: (i) the size and other characteristics of the antenna shall not, in Landlord's reasonable judgment, impede Landlord's ability to avail itself of similar rights or give similar rights to other tenants; (ii) the size and dimensions of the antenna and any reasonably required support structures as well as the location of the portion of the rooftop for such installation shall be subject to Landlord's prior reasonable consent; (iii) the installation of any electrical or communications lines ("Wiring") and related equipment in connection with the installation and operation of the antenna, as well as the manner and location (i.e., routing) of all Wiring and related equipment in connection therewith shall (A) be at Tenant's sole cost and expense, (B) be subject to Landlord's prior reasonable consent, and (C) comply with Legal Requirements; and (iv) the antenna, reasonably required support structures, Wiring and related equipment shall be maintained and kept in repair by Tenant, at Tenant's sole cost and expense. The parties agree that Tenant's use of the rooftop of the Building is a nonexclusive use and Landlord may permit the use of any other portion of the roof to any other person, firm or corporation for any use including the installation of other antennas and support equipment.

      49.2. For the purpose of installing, servicing or repairing the antenna and related equipment, Tenant shall have access to the rooftop of the Building upon prior reasonable request of Landlord. All access by Tenant to the roof of the Building shall be subject to the supervision and control of Landlord and to Landlord's reasonable safeguards for the security and protection of the Building, the Building equipment and installations and equipment of other tenants of the Building as may be located on the roof of the Building. Landlord shall have the right to assign a Building representative to be present during the duration of Tenant's access to the rooftop and Tenant shall reimburse Landlord for Landlord's costs in connection therewith (including any costs relating to personnel for security and standby) as additional rent hereunder.

      49.3. Tenant, at Tenant's sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all Legal Requirements in any manner affecting or relating to Tenant's use of said roof as to the installation, repair, maintenance and operation of any support structures and antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article. Tenant, at Tenant's sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation and operation of the antenna and any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article, including, without limitation, any approval, license or permit required from the Federal Communications Commission.

      49.4. Tenant, agrees that Tenant will pay for the risers and other electrical equipment and for all electrical service required for Tenant's. use of the antenna and any related equipment erected or installed by Tenant pursuant to the provisions of this Article and in accordance with Article 12 of this Lease and Tenant further agrees that such electric service shall feed off the supply of electrical energy furnished to the Later Demised Premises as provided in Article 12 of this Lease.

      49.5. The antenna, support structures and related equipment installed by Tenant, pursuant to the provisions of this Article shall be Tenant's personal property, and, upon the expiration of the term of this Lease, or upon its earlier termination in any manner, shall be removed by Tenant at Tenant's sole cost and expense. All wiring and related electrical equipment installed by Tenant in connection with the installation and operation of the antenna shall be Tenant's personal property. Upon the expiration of the term of this Lease or upon its earlier termination in any manner, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove the Wiring and electrical equipment as designated in such notice, at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the antenna, support structures, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this Article and restore said affected areas to their condition as existed prior to the installation of the antenna and related equipment, reasonable wear and tear excepted.

      49.6. Tenant agrees that Landlord shall not be required to provide any services whatsoever to the rooftop of the Building. Nothing contained in this
Article 50 shall relieve Landlord of its obligations elsewhere in this Lease to repair, restore and replace the rooftop as necessary.

      49.7. Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article shall be at the sole risk of Tenant, and neither Landlord nor Landlord's agent or employees shall be liable for any damage or injury thereto caused in any manner, unless the same shall proximately result from the negligence or misconduct of Landlord, its agents and employees.

      49.8. Tenant will, and does hereby, indemnify and save harmless Landlord from and against: (i) any and all claims, reasonable counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the antenna, support structures, Wiring and any related equipment installed by Tenant pursuant to the provisions of this Article; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance and operation and repair of the antenna, support structures, Wiring and related equipment installed by Tenant pursuant to the provisions of this Article; except to the extent caused by the negligence or misconduct of Landlord, or its agents or employees. Tenant shall obtain and thereafter maintain during the term of this Lease insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require. If any installations referred to in this Article should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or actual costs or expenses incurred by Landlord as a result thereof provided that (i) such installation shall have been performed pursuant to plans approved by Landlord and (ii) Landlord shall have advised Tenant of such effect on the roof guaranty or warranty in its consent to Tenant's plans.

      49.9. All plans and specifications of Tenant's Work and installations to be done and made by Tenant pursuant to the provisions of this Article shall be subject to the prior approval of Landlord which approval shall not be unreasonably withheld or delayed and shall be further subject to inspection and reasonable supervision by Landlord.

      49.10. Tenant covenants and agrees that the antenna, support structures, Wiring and related electrical equipment to be installed by Tenant shall not interfere with or adversely affect any equipment, installations, lines or machinery of the Building or any other tenant of the Building, including, without limitation, any other communications equipment in, on top of or otherwise outside the Building, or access thereto for maintenance, repair or removal.

      49.11. Tenant acknowledges being advised by Landlord that Landlord has, and shall be, granting to third parties, various rights and licenses to utilize various portions of the Building and rooftop thereof for the installation of microwave dishes, satellite communications equipment, whip antennae and other communications equipment and related equipment (hereinafter all of the foregoing are collectively referred to as "Other Communications Equipment") and that, inasmuch as Landlord's ability to facilitate the installation and operation of such Other Communications Equipment will be of paramount importance to Landlord, Landlord shall have the right, provided Landlord shall have attempted to accomplish same through the relocation of roof installations of other tenants in the Building, at any time and from time to time, during the term of this Lease, upon thirty (30) days' prior written notice to Tenant, to relocate the Tenant's antenna, support structures and related equipment to other areas of the Building and rooftop thereof, as Landlord in its reasonable discretion may determine so as to accommodate such Other Communications Equipment on the roof of the Building and so as to eliminate, or not to create, problems of interference with respect to or between Other Communications Equipment now, or in the future, installed on the roof or other areas of the Building; provided, in any such instance, that Tenant's antenna following such relocation shall continue to be functional for its intended purpose. Such relocation shall, to the extent practicable, be performed (i) following consultation with Tenant to minimize disruption of Tenant's normal business activities, (ii) in accordance with the provisions of Section 7.06 hereof, (iii) during hours other than Tenant's regular business hours so as to minimize any disruption of Tenant's normal business activities and (iv) in a manner so that, except for such downtime, such relocation shall not prevent Tenant from using its antenna for its original intended purpose. Tenant shall cooperate with Landlord to effectuate the relocation of Tenant's antenna, support structures and related equipment, as shall be required by Landlord. All costs involved in such relocation shall be borne by Landlord and Landlord agrees to reimburse Tenant on demand for any costs incurred by Tenant in connection with such relocation of Tenant's antenna, support structures and related equipment.

      49.12. Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article 50 unless Tenant assigns this Lease to the party to whom such rights are assigned or transferred.

                                   ARTICLE 50

                                   RENT CREDIT

      50.1. Notwithstanding anything contained herein to the contrary, provided Tenant is not at the time that any installment of the Rent Credit (as hereinafter defined) shall accrue, in default with respect to any of the provisions hereunder beyond applicable grace and notice periods, the fixed annual rent payable by Tenant during the period commencing on March 1, 1996 and ending on September 30, 1996 shall be partially abated so that the fixed annual rent payable during such period shall be reduced by an aggregate of $1,200,000.00 (hereinafter called the "Rent Credit"), subject to adjustment as hereinafter provided, in seven (7) equal monthly installments.

      50.2. Tenant hereby acknowledges that Tenant, as tenant, is currently a party to that certain lease between Darien Green Associates, as landlord, and Georgia Pacific Corporation, as tenant, dated October, 1978, for the building known as 320 Post Road, Darien, Connecticut (the "Old Premises") pursuant to a certain assignment and assumption of lease between Georgia Pacific Corporation, as tenant assignor, Oxford Health Plans, Inc., as assignee, and Darien Green Associates, as landlord, dated March 8, 1989 (such lease and assignment and assumption are hereinafter collectively called the "Old Lease"). Tenant represents that (i) a true, correct and complete copy of the Old Lease has been initialed by Tenant and furnished to Landlord and that the Old Lease is the sole agreement in effect between Tenant and the landlord under the Old Lease with respect to the Old Premises, (ii) there are no modifications of or amendments to the Old Lease currently in effect, (iii) Tenant is not in default of any of the terms and conditions of the Old Lease and (iv) copies of rent bills previously delivered by Tenant to Landlord and initialed by the parties are true and correct copies of bills previously furnished to Tenant by the Old Landlord and have not been subsequently corrected or revised.

      50.3. Tenant shall use reasonable efforts to reduce its obligations under the Old Lease. Within ten (10) days after receiving any abatement, reduction, refund or credit of any fixed rent or additional rent that is payable by Tenant under the Old Lease for the balance of the term (including, without limitation, by sublease rentals or rental obligations assumed by an assignee), Tenant shall give notice thereof to Landlord and the Rent Credit shall be reduced by fifty (50%) percent of the amount of such abatement, reduction, refund or credit.

      50.4. Within ten (10) days after any assignment of the Old Lease or a subletting of the Old Premises, Tenant shall give notice thereof to Landlord and the Rent Credit shall be reduced (in addition to the reduction effected by Section 51.03 hereof) by fifty (50%) percent of the "Assignment Consideration" or the "Excess Amount," as such terms are defined in Article 11 hereof but applied, for purposes of this Section 51.02, as if the Old Lease were this Lease and the Old Premises were the demised premises.

      50.5. (a) In the event that Tenant shall occupy any portion of the Old Premises after the earlier to occur of (i) November 1, 1993 or (ii) the date that Tenant or anyone \H1 acting under or through Tenant occupies any portion of the demised premises for the conduct of business, the Rent Credit shall be reduced by fifty (50%) percent of the fixed annual rent and additional rent payable under the Old Lease after such date that any portion of the Old Premises is occupied by Tenant.

      50.6. Commencing on the date hereof, Tenant shall keep a copy of all bills and notices received under the Old Lease and all payments made with respect thereto and shall provide a copy thereof to Landlord at Landlord's request.

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                            FIRST AMENDMENT TO LEASE

            This First Amendment to Lease made as of the day of May, 1995 by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, a unit of the State and Consumer Services Agency of the State of California, ("Landlord") and OXFORD HEALTH PLANS, INC. a Delaware corporation having a mailing address at 800 Connecticut Avenue, Norwalk, Connecticut, 06854 ("Tenant").

            WHEREAS, the Prudential Insurance Company of America ("Prudential") entered into a certain Lease dated June 16, 1993 (the "Lease") with respect to Tenant's present premises, containing 164,739 square feet at Riverpark, 800 Connecticut Avenue, Norwalk, Connecticut (the "Original Demised Premises");

            WHEREAS, on or about June 28, 1994 Landlord succeeded to the rights and duties of Prudential under the Lease; and

            WHEREAS, the Landlord and Tenant desire to increase the square foot area of the Original Demised Premises so as to include a portion of the premises located in the west wing of the first floor of the office building in which the Original Demised Premises are located and more particularly described in Exhibit A attached hereto (the "Expansion Premises") and to amend certain of the terms of the Lease to conform the lease provisions so as to take into account the additional square footage, resulting in an aggregate of 169,366 square feet, more or less (the "New Demised Premises") and to amend certain of the other terms and conditions of said Lease;

            NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Landlord and Tenant agree, as follows:

            A. Effective as of May 1995 (the "EFFECTIVE DATE") the Lease is hereby amended as follows:

            1. The Lease is hereby amended to delete page B-3 of Exhibit "B" to the Lease and to add in place thereof Exhibit "B" attached to this First Amendment to Lease.

            2. Section 1 .02(u) is hereby amended to delete the amount "$2,189,782.50" and to add in place thereof the amount "$2,270,755.00".

            3. Section 1 .02(iii) is amended to delete the amount
"$2,800,432.50" and to add in place thereof the amount "$2,881,405.00".

            4. Section 1 .02(iv) is amended to delete the amount "2,960,171.50" and to add in place thereof the amount "$3,045,771.00".

            5. Section 1.02(v) is amended to delete the amount "$3,119,910.50" and to add in place thereof the amount "$3,210,137.00".

            6. Section 3.02(f) is hereby amended to delete the percentage "40.83 (40.83%)" and to add in place thereof the percentage "41.98 (41.98%)".

            7. Section 3.02(f) is hereby amended to delete the number "164,739" and to add in place thereof the number "169,366".

            8. Section 3. 12(a)(i) is hereby amended to delete the percentage "10.56%" and to add in place thereof the percentage "11.71 %".

            9. Section 3. 12(a)(iii) is hereby amended to delete the number "42,609" and add in place thereof the number "47,236".

            10. Section 4.02(d) is hereby amended to delete the percentage "40.83 (40.83%)" and add in place thereof the percentage "41.98 (41.98%)".

            11. Section 4.02(d) is hereby amended to delete the number "164,739" and add in place thereof the number "169,366".

            12. Section 4.08(a)(i) is hereby amended to delete the percentage "10.56% and add in place thereof the percentage "11.71 %".

            13. Section 4.08(a)(iii) is hereby amended to delete the number "42,609" and add in place thereof the number "47,236".

            14. Section 12.01(b) is hereby amended to delete the number "247,108.50" and add in place thereof the number "254,049.00".

            15. Section 17.03 is hereby amended to delete the numbers "591" and "236" and to add in place thereof the numbers "604" and "241" respectively.

            B. In additional to the foregoing, the Landlord and Tenant further agree as follows:

            1. Except as otherwise expressly amended or modified in this First Amendment to Lease, all terms and provisions of the Lease are hereby republished, ratified and confirmed and continue in full force and effect. Except and only to the extent expressly defined herein, defined terms set forth in this First Amendment to Lease shall have the same meaning as is ascribed to the respective term in the Lease.

            2. It is expressly understood and agreed that the terms and conditions of this First Amendment to Lease shall only be effective on and after the Effective Date, and the lease, existing prior thereto, shall remain in effect as to all matters pertaining to the Landlord and Tenant under the Lease arising or occurring prior to the Effective Date.

            3. The Fixed Annual Rent attributable or allocable to the Expansion Premises shall only be payable with respect thereto on and after the Effective Date, provided however that such Fixed Annual Rent attributable or allocable to the Expansion Premises shall be abated until the earlier of (i) the expiration of the forty-five (45) day period commencing on the Effective Date, or (ii) the date that Tenant or anyone acting under or through Tenant first occupies the Expansion Premises for the conduct of business.

            4. The terms and conditions contained in Article 43 of the Lease shall not apply to the Expansion Premises which is being added to the Original Demised Premises.

            5. Landlord warrants and represents that it has been represented by Jones Lang Wootton USA in this transaction relating to the Expansion Premises.

            6. Tenant warrants and represents that it has been represented by Carson Crane Incorporation ("CCI") and Alliance Partners, Inc. ("API") with respect to this transaction relating to the Expansion Premises and that no other broker was instrumental in consummating this transaction involving the Expansion Premises. Further, Tenant agrees to hold harmless and indemnify Landlord with respect to any breach of this representation.

            7. Landlord acknowledges and agrees that it is obligated to pay or credit certain commissions to Tenant pursuant to that certain Commission Assignment and Release Agreement between CCI, API, Prudential and Tenant and dated June 24, 1993.

            8. Submission of this instrument for examination or signature is without prejudice and does not constitute a reservation or option and is not effective until execution and delivery by both Landlord and Tenant.

            9. This document contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matters.

                     SECOND AMENDMENT TO AGREEMENT OF LEASE

      THIS SECOND AMENDMENT TO AGREEMENT OF LEASE (this "Amendment") is effective as of April 18, 1997, by and between STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, an Agency of the State of California ("Landlord"), and OXFORD HEALTH PLANS, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

      A. Landlord's predecessor in interest, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey Corporation ("Prudential"), as landlord, and Tenant, as tenant, entered into that certain Agreement of Lease, dated as of June 16, 1993 (the "Original Lease"), as amended by that certain First Amendment to Lease, dated as of May 26, 1995 (the "First Amendment," and together with the Original Lease, the "Lease"). Each capitalized term used in this Amendment, but not defined herein, shall have the meaning ascribed to it in the Lease.

      B. The demised premises under the Lease as of the date of this Amendment consist of approximately 169,366 rentable square feet ("RSF") located in the Building (the "Original Demised Premises").

      C. Landlord and Tenant desire to enter into this Amendment to expand the demised premises by adding approximately 24,405 RSF located on the second floor of the north wing of the Building (the "Expansion Space," and together with the Original Demised Premises, the "Demised Premises" or "demised premises"), and to make other related changes to the Lease, all as more particularly set forth in this Amendment.

      THEREFORE, Landlord and Tenant agree that the Lease shall be amended as follows:

      1. Premises.

      (a) Section 1.01 of the Lease shall be amended by expanding the Original Demised Premises to include the Expansion Space, which Expansion Space is more particularly depicted on Exhibit A attached hereto and incorporated herein. Landlord and Tenant hereby agree that Landlord shall deliver exclusive possession of the Expansion Space to Tenant, vacant and broom clean. Tenant agrees to accept the Expansion Space "as is," and Tenant agrees that Landlord has no obligation to demolish or construct any improvements in the Expansion Space.

      (b) All references in the Lease to any number of square feet as the deemed "rentable square foot area of the demised premises" (including, without limitation, those references in Section 3.02(f) and Section 4.02(d)) shall be deleted and replaced with "193,771 square feet."

      (c) Tenant is permitted to occupy the Expansion Space upon execution of this Amendment by both parties, which occupancy shall be on all of the terms and conditions of the Lease as amended by this Amendment; provided, however, notwithstanding anything contained herein or in the Lease to the contrary, Tenant shall not be obligated to pay any fixed annual rent with respect to the Expansion Space prior to May 8, 1997.

      2. Term. Section 1.01 of the Lease shall be further amended by deleting the last clause of that section (commencing with the words, "; for a term to commence") and replacing it with the following:

            "; the term for the Original Demised Premises (as defined in that certain Second Amendment to Agreement of Lease (the "Second Amendment") dated as of April 18, 1997 between Landlord and Tenant) shall commence on July 1, 1993 (hereinafter referred to as the "Commencement Date") and shall expire on February 28, 2001 (hereinafter referred to as the "Expiration Date") or until such term shall sooner cease or terminate or be extended as hereinafter provided. The term for the Expansion Space (as defined in the Second Amendment) shall commence on April 18, 1997 and expire on February 28, 2010 (the "Expansion Space Expiration Date"); provided, however, the term for the Expansion Space shall automatically terminate prior to the Expansion Space Expiration Date and coterminously with the expiration or earlier termination of this Lease with respect to the Original Demised Premises if this Lease terminates pursuant to the terms of this Lease with respect to the Original Demised Premises or in the event that this Lease expires prior to the Expansion Space Expiration Date due to Tenant's failure to exercise timely any option to extend the term for the Original Demised Premises."

      3. Rent.

      (a) The following new section shall be added to Article 1 of the Lease:

                  "1.06. In addition to the fixed annual rent that Tenant must pay to Landlord pursuant to Section 1.02 of this Lease, Tenant shall also pay to Landlord fixed annual rent for the Expansion Space in the following amounts:

                  "(a) during the period commencing on May 8, 1997 and ending on
            February 28, 2001, $40,878.38 per month (which monthly amount shall be prorated for the month of May, 1997);

                  "(b) during the period commencing on March 1, 2001 and ending on February 29, 2004, the higher of:

                  "(i) the fair market rent (determined in accordance with
            Sections 47.04 through 47.09 of this Lease, except that references therein to "demised premises" or "Original Demised Premises," "clause (i) of Section 47.02," "Second Extension Term" and "Second Determination Date" shall be replaced with "Expansion Space," "Section 1.06," "the period from March 1, 2001 to February 29, 2004" and "September 1, 2000," respectively) for the Expansion Space after adjustment for the additional rent then payable under Articles 3 and 4 of this Lease with respect to the Expansion Space (so that the aggregate of (A) the fixed annual rent with respect to the Expansion Space, as determined under this clause (i), which shall include the ERIF (as defined in Article 12 of this Lease); and (B) such additional rent for the Expansion Space shall be equal to the fair market rent for the Expansion Space), determined as of September 1, 2000 and which determination shall be made within thirty (30) days after that date; and

                  "(ii) the fixed annual rent with respect to the Expansion
            Space payable by Tenant to Landlord for the month of February, 2001 on an annualized basis (without giving effect to any abatements, setoffs or concessions then in effect);

            "(c) during the period commencing on March 1, 2004 and ending on February 28, 2007, the higher of:

                  "(i) the fair market rent (determined in accordance with
            Sections 47.04 through 47.09 of this Lease, except that references therein to "demised premises" or "Original Demised Premises," "clause (i) of Section 47.02," "Second Extension Term" and "Second Determination Date" shall be replaced with "Expansion Space," "Section 1.06," "the period from March 1, 2004 to February 28, 2007" and "September 1, 2003," respectively) for the Expansion Space after adjustment for the additional rent then payable under Articles 3 and 4 of this Lease with respect to the Expansion Space (so that the aggregate of (A) the fixed annual rent with respect to the Expansion Space, as determined under this clause (i), which shall include the ERIF (as defined in Article 12 of this Lease); and (B) such additional rent for the Expansion Space shall be equal to the fair market rent for the Expansion Space), determined as of September 1, 2003 and which determination shall be made within thirty (30) days after that date; and

                  "(ii) the fixed annual rent with respect to the Expansion
            Space payable by Tenant to Landlord for the month of February, 2004 on an annualized basis (without giving effect to any abatements, setoffs or concessions then in effect); and

            "(d) from the period commencing on March 1, 2007 and ending on February 28, 2010, the higher of:

                  "(i) the fair market rent (determined in accordance with
            Sections 47.04 through 47.09 of this Lease, except that references therein to "demised premises" or "Original Demised Premises," "clause (i) of Section 47.02," "Second Extension Term" and "Second Determination Date" shall be replaced with "Expansion Space," "Section 1.06," "the period from March 1, 2007 to February 28, 2010" and "September 1, 2006," respectively) for the Expansion Space after adjustment for the additional rent then payable under Articles 3 and 4 of this Lease with respect to the Expansion Space (so that the aggregate of (A) the fixed annual rent with respect to the Expansion Space, as determined under this clause (i), which shall include the ERIF (as defined in Article 12 of this Lease); and (B) such additional rent for the Expansion Space shall be equal to the fair market rent for the Expansion Space), determined as of September 1, 2006 and which determination shall be made within thirty (30) days after that date; and

                  "(ii) the fixed annual rent with respect to the Expansion
            Space payable by Tenant to Landlord for the month of February, 2007 on an annualized basis (without giving effect to any abatements, setoffs or concessions then in effect).

      "The fixed annual rent with respect to the Expansion Space shall be paid by Tenant to Landlord in accordance with the last paragraph of Section
      1.02 of this Lease."

      4. Tax and Expense Escalation Payment. Articles 3 and 4 of the Lease shall be amended as follows:

      (a) Sections 3.02(f) and 4.02(d) shall be amended by deleting the references to "41.98%" as The Percentage and replacing them with "48.03%."

      (b) Sections 3.12 and 4.08 shall be deleted in their entirety.

      5. Electricity. All references in the Lease (including, without limitation, those references in Section 12.01(b)) to "$254,049.00" as the Electricity Rent Inclusion Factor or the ERIF shall be deleted and replaced with "$290,656.50."

      6. Parking. Section 17.03(a) of the Lease shall be amended by deleting the reference to "604 parking spaces" and replacing it with "677 parking spaces."

      7. Option to Exclude Space. Article 44 "shall be amended by deleting the references to "the demised premises" and replacing them with "the Original Demised Premises (as such term is defined in the Second Amendment)."

      8. Options to Extend.

      (a) Section 46.02(b) of the Lease shall be deleted in its entirety and replaced with the following:

            "(b) During the First Extension Term, Article 43 hereof shall apply to Tenant's work to refurbish the demised premises, except that the "Work Credit" shall mean the amount equal to the actual costs Tenant incurs in the refurbishment of the demised premises during the period from December 1, 2000 to November 30, 2001, but in no event shall the amount of the Work Credit exceed an amount equal to the product of (A) the then rentable square foot area of the Original Demised Premises less 5,000 and (B) $7.00."

      (b) Articles 46, 47 and 48 of the Lease shall be amended by deleting any reference to the "demised premises" and replacing it with the "Original Demised Premises."

      (c) The following subsection shall be added to the end of Section 46.02 of the Lease:

            "(d) During the First Extension Term, the Tax Base Factor and the Expense Base Factor shall be the same as are in effect on the expiration of the initial term of this Lease."

      (d) Section 47.02(i) and 48.02(i) shall be amended to delete the clause that reads "(x) the fixed annual rent, as determined under this clause (i)," and replace it with the following clause:

            "(x) the fixed annual rent, as determined under this clause (i), which shall include the ERIF (as defined in Article 12 of this Lease;"

      (e) The following sentence shall be added to the end of Section 47.04 of the Lease:

      "If the first two arbitrators agree, pursuant to a written certified report delivered to Landlord and Tenant, upon the determination of the fair market rent within sixty (60) days after the second arbitrator is appointed, then the fair market rent shall be equal to the amount so agreed upon in such written certified report."

      (f) Section 47.06 of the Lease shall be amended by deleting the first sentence of that Section and replacing it with the following sentences:

      "In the event a third arbitrator is appointed because the first two arbitrators cannot agree on the fair market rent pursuant to Section 47.04, each of the three arbitrators shall determine the fair market rent of the Original Demised Premises and render a written certified report of their respective determinations to both Landlord and Tenant within sixty
      (60) days from the appointment of the third arbitrator. In such a case, the fair market rent shall be equal to the average of the two fair market rent determinations that are the closest in value, and the third determination shall be ignored."

      9. Storage. The following Article 52 shall be added to the end of the
Lease:

                                   "ARTICLE 52
                                    "STORAGE

            "52.01. Landlord hereby grants Tenant an irrevocable license, throughout the term of this Lease as the same may be extended, to use approximately one hundred (100) usable square feet of space for storage use, such space to be located on the lower level of the Building (the "Storage Space"), which Storage Space is more particularly depicted on Exhibit B attached hereto and incorporated herein. Tenant shall use the Storage Space only for "dead" storage of files, documents, furniture, trade fixtures and similar items, and any other use, including without limitation using the Storage Space as a work space or for operating equipment, is prohibited. Landlord has the right to relocate the Storage Space to another comparable storage space in the Building that has at least fifty (50) usable square feet, in a location that is reasonably satisfactory to Tenant, at any time upon twenty (20) business days prior written notice to Tenant, at Landlord's sole reasonable cost and expense.

            "52.02. Tenant's use of the Storage Space shall be on all of the terms and conditions of this Lease as amended by the Second Amendment; provided, however, Tenant shall not be obligated to pay any rent or additional rent with respect to its use of the Storage Space, and provided that Landlord shall have no obligations under Articles 12 or 21 of this Lease with respect to the Storage Space. Notwithstanding the foregoing,
      (1) Tenant shall have access
      to the storage space on a 24-hour day, seven-day per week basis and (2) Landlord shall not remove or alter any existing electrical lights, outlets or other electrical equipment existing in the Storage Space. Tenant shall not alter or add to any such electrical equipment without Landlord's prior written consent, which shall not be unreasonably withheld (based upon Landlord's reasonable determination of electrical equipment typically provided for comparable storage spaces). If Landlord consents thereto, then Landlord shall install such additional electrical equipment at Tenant's sole cost and expense, which cost and expense shall not be unreasonable.

            "52.03. Tenant's license to use the Storage Space pursuant to this Article shall automatically terminate upon the termination of this Lease, and Tenant shall vacate the Storage Space and surrender the Storage Space to Landlord clean and free of debris and in good state of repair, ordinary wear and tear and damage by fire or other casualty excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice by Tenant."

      10. Brokers. Tenant represents and warrants to Landlord that Tenant has not incurred any liability for any commission or fee to any investment advisor, real estate broker or finder, including, without limitation, Carson Crane Incorporated ("CCI") or Alliance Partners, Inc. ("API"), in connection with this Amendment. In the event any investment advisor, real estate broker or finder makes any claim for any such commission or fee, Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising from or based on any obligation or alleged obligation of Tenant to pay any such commission or fee in connection with this Amendment. Tenant also represents and warrants to Landlord that (1) no commissions or fees are due to Tenant (or any broker or finder) with respect to this Amendment in connection with or arising out of that certain Commission Assignment and Release Agreement (the "Commission Agreement") dated June 24, 1993, entered into among CCI, API, Prudential and Tenant, and (2) notwithstanding the provisions of the Commission Agreement regarding payment of a Renewal Commission or an Expansion Commission (as those terms are defined in the Commission Agreement), no commissions or fees will be due to Tenant (or any broker or finder) in connection with or arising out of the Commission Agreement with respect to the Expansion Space in the event Tenant exercises a right under the Lease to extend or renew the term of the Lease with respect to the Original Demised Premises. Furthermore, in the event CCI or API, or any successors in interest thereto, makes any claim for any commission or fee pursuant to the Commission Agreement (i) in connection with this Amendment, or
(ii) in connection with any Renewal Commission or Expansion Commission to the extent that such claim pertains or relates to the Expansion Space, Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising from or based on any obligation or alleged obligation of Tenant or Landlord to pay any such commission or fee.

      Notwithstanding the foregoing, the obligations of the parties under the Commission Agreement with respect to any Renewal Commission or Expansion Commission relating to the Original Demised Premises shall not be modified hereby.

      Landlord represents and warrants to Tenant that Landlord has not incurred any liability for any commission or fee to any investment advisor, real estate broker or finder in connection with this Amendment, other than to Jones Lang Wootton ("JLW"). Any commission or fee that Landlord owes to JLW shall be paid in accordance with the terms of a separate agreement between Landlord and JLW.

      This Article 10 shall survive the expiration or earlier termination of the Lease and this Amendment.

      11. Heating, Ventilating and Air-Conditioning Overtime Services. Landlord acknowledges and agrees that Landlord's charges for overtime heating, ventilating and air-conditioning services are specifically set forth in Article 21.01(b) of the Lease and, pursuant to such Article, Landlord covenants and agrees that (i) it shall only increase such charges in proportion to increases in Landlord's actual cost of rendering such services and (ii) in the event that it shall be increasing the same it shall notify Tenant thereof in writing prior to doing so.

      12. No Third Party Beneficiaries. Nothing contained in this Amendment shall confer any rights or benefits upon any third parties.

      13. Notices. Article 31.01 of the Lease shall be amended by deleting the language "Prudential Realty Group, RiverPark, 800 Connecticut Avenue...Attention Brian R. Smith, Esq." and replacing it with the following language:

     "IBEX/BetaWest
     1050 17th Street
     Suite 1000
     Denver, CO 80265
     Attention: Ms. Laura Hahn
                Vice President Portfolio Operations,

     with copies to:

     IBEX
     2333 Ponte De Leon Boulevard

     Suite 650
     Coral Gables, FL 33134
     Attention: Jose Rosado
                Chief Executive Officer,

     and

     Jones Lang Wootton
     800 Connecticut Avenue
     Norwalk, Connecticut 06854
     Attention: Director/Property Management Services;

     and addressed to Tenant at the Building, with a copy to:

     Zukerman Gore & Brandeis, LLP
     900 Third Avenue
     NY, NY 10022
     Attention: Jeffrey D. Zukerman, Esq."

      14. Entire Agreement. The Lease as amended by this Amendment constitutes the entire and integrated agreement between Tenant and Landlord relating to the Original Demised Premises and the Expansion Space, and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the Original Demised Premises and the Expansion Space.

      15. No Other Amendment; Conflict. Except as set forth in this Amendment, the provisions of the Lease shall remain in full force. If the provisions of this Amendment conflict with the provisions of the Lease, then the provisions of this Amendment shall prevail.

      16. Counterparts. This Amendment may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.


LANDLORD:                     STATE OF CALIFORNIA PUBLIC
                              EMPLOYEES' RETIREMENT SYSTEM, an Agency of the State of California

                              By: ______________________________

                                   Its: ________________________


TENANT:                       OXFORD HEALTH PLANS, INC., a
                              Delaware corporation

                              By: ______________________________

                                   Its: ________________________

                                  EXHIBIT A

                        [Depiction of Expansion Space]

                                   EXHIBIT B

                        [Depiction of Storage Space]


                                      -12-